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Exhibit 2.1

PURCHASE AGREEMENT

PURCHASE AGREEMENT dated July 17, 2006 by and among UNITY WIRELESS CORPORATION, a Delaware corporation having its Canada office at 438 Fraser Park Drive, Burnaby, BC Canada V5J 5B9 and its US office at 1313 East Maple Street, Suite 415, Bellingham Washington 98225 ("Unity Wireless" or “Unity”), CELLETRA LTD., an Israel corporation that has its principal office at Tavor Building #1, Yokneam Illit 20962 Israel (“Celletra” or the “Company”), and the persons who sign this Agreement as Principal Sellers (the “Principal Sellers”, and each, the "Principal Seller").  The Principal Sellers and all other person and entities specified in Schedule 1 (the "Additional Sellers") shall be referred to as the "Sellers" and each as a “Seller”).

W I T N E S S E T H:

IN CONSIDERATION of the mutual covenants and agreements hereinafter set forth, the parties hereby agree as follows:

1.

Purchase and Sale of Securities.

(a)

The Transaction

(i)

Following the execution of this Agreement by Unity, Celletra and the Principal Sellers, Celletra shall approach all Additional Sellers and require them to sign the letter of agreement in the form of Exhibit 1(a), by which the Additional Sellers shall agree to sell their holdings in Celletra under the terms and conditions set forth therein. Celletra shall make its reasonable efforts to have all Additional Sellers execute such letter agreement. With respect to any Additional Sellers who shall refuse to sign such letter agreement (a “Dissenting Holder”), Celletra shall take action in order to effect the sale and transfer of the holdings of such Dissenting Holder in accordance with the provisions of Article 139 of the Articles of Association of Celletra.

(ii)

Subject to and upon the terms and conditions set forth in this Agreement, each Seller will sell to Unity, and Unity will purchase, at the Closing hereunder, from each Seller, the number of shares of capital stock of Celletra that is set forth in Schedule 1 opposite such Seller’s name. The shares of capital stock to be sold by Sellers constitute in the aggregate all shares of capital stock of Celletra that are outstanding on the date hereof (the “Capital Stock”), and that shall be outstanding on the Closing Date. Sellers shall convey the Capital Stock to Purchaser free and clear of all liabilities, obligations, liens and encumbrances, rights of first refusal, preemptive rights or similar rights.

(iii)

Effective at the Closing, there shall not be outstanding or issuable any capital stock that is not owned by Unity, or any warrant, option, convertible note or other equity security or any commitment or agreement to issue any equity security.

(iv)

The purchase of the Capital Stock by Unity is referred to herein as the “Transaction.”

(b)

Purchase Price

(i)

In consideration for the Capital Stock, and in reliance upon the representations and warranties made herein by each Seller, Unity will, in full payment thereof, pay to the Sellers at the Closing a total purchase price (“Purchase Price”) consisting of the Initial Consideration and, subject to the conditions set forth below, the Contingent Consideration (collectively, the “Transaction Consideration”), and shall also pay the Employee Consideration Securities (as defined below) in accordance with the provisions of Section 1(d) below.

(ii)

The Initial Consideration shall be issued at the Closing and shall consist of 66,500 shares of the Series B Preferred Stock of Unity Wireless (the “Initial Preferred Stock”). Each share of Series B Preferred Stock shall convertible initially into 1,000 shares of Common Stock (subject to adjustments for share consolidations or splits), subject to an amendment to the Certificate of Incorporation of Unity to permit the issuance of that number of shares of Common Stock.

(c)

The Contingent Consideration

The Contingent Consideration shall be issuable after the Closing only if and to the extent earned pursuant to Section 2 of this Agreement and shall consist of a maximum (the “Maximum Contingent Consideration”) of:

(i)

19,000 shares of Series B Preferred Stock (the “Contingent Preferred Stock”), provided that if the Certificate of Incorporation of Unity Wireless was prior to the issuance of the Contingent Preferred Stock amended to increase the number of Unity’s authorized shares, Unity shall issue 19,000,000 shares of common stock (the “Contingent Common Stock”) in lieu of the Contingent Preferred Stock.

(ii)

9,500,000 Warrants in the form of Exhibit 1(c) and with an exercise price $0.20 (twenty cents) per share (the “Class A Warrants”);

(iii)

9,500,000 Warrants in the form of Exhibit 1(c) and with an exercise price $0.22 (twenty two cents) per share (the “Class B Warrants”);

(iv)

9,500,000 Warrants in the form of Exhibit 1(c) and with an exercise price $0.27 (twenty seven cents) per share (the “Class C Warrants”);

(v)

9,500,000 Warrants in the form of Exhibit 1(c) and with an exercise price $0.30 (thirty cents) per share (the “Class D Warrants”).

(d)

Contingent Employee Consideration

(i)

Subject to the below terms and conditions, Unity shall issue to Ronen Kantor Trustees Ltd., of 14 Abba Hillel Silver Street, Ramat Gan, Israel (the "Trustee") 3,500 shares of Preferred Stock, and (ii) at the time of payment of the Contingent Consideration Unity shall issue to the Trustee an additional amount of 1,000 shares of Preferred Stock in the event that the Maximum Contingent Consideration is due or a proportionate portion of such 1,000 shares equal to the proportionate portion of the Maximum Contingent Consideration paid (or 1,000 times such amount in the event that the Contingent Consideration is paid in shares of Common Stock) (the above consideration, in the aggregate, shall be referred to as the "Employee Consideration Securities"). The Employee Consideration Securities shall be actually paid and issued to the Trustee pursuant to a stock grant arrangement to be agreed upon between Celletra and Unity and which must be approved by the Israeli tax authorities. Thereafter, the Employee Consideration Securities shall be transferred by the Trustee subject to and in accordance with the provisions of the stock grant arrangement and also subject to and in accordance with the following terms and conditions: At the time of release from escrow, under the Escrow Agreement, of the Indemnification Shares, (i) if the milestone set forth in Exhibit 1(d)(i)(a) has been met (the "Milestone"), then whatever Employee Consideration Securities then remaining may as of that time be paid and transferred to the persons listed in Exhibit 1(d)(i)(b) (the "Eligible Employees"), and (ii) if the Milestone has not been met, then whatever Employee Consideration Securities then remaining shall be paid and transferred to the Sellers in accordance with the provisions of the Distribution List. All the Employee Consideration Securities shall be subject to all the terms and conditions set forth in this Agreement regarding the Transaction Consideration.

To the extent that Celletra (or, following the Closing, the Sellers Committee) shall take any action in order to obtain an approval, consent or pre-ruling from the Israeli tax authorities to the above arrangement, Unity shall fully cooperate with Celletra (or, following the Closing, the Sellers Committee) in all such proceedings.

(ii)

In addition, at the time of payment of the Contingent Consideration Unity shall issue to the Trustee (a) 500,000 Class A Warrants, (b) 500,000 Class B Warrants, (c) 500,000 Class C Warrants, and (d) 500,000 Class D Warrants (in the event that the Maximum Contingent Consideration is due or a proportionate portion of such quantities equal to the proportionate portion of the Maximum Contingent Consideration paid) (the "Additional Warrants"). Such Additional Warrants shall be actually transferred by the Trustee subject to and in accordance with the following terms and conditions: At the end of 12 months from the Closing Date, (i) if the Milestone has been met (the "Milestone"), then such Additional Warrants shall be transferred to the Eligible Employees, and (ii) if the Milestone has not been met, then such Additional Warrants shall be transferred to the Sellers in accordance with the provisions of the Distribution List. All such Additional Warrants shall be subject to all the terms and conditions set forth in this Agreement regarding the Warrants referred to in Section 1(f).

(e)

Attached to this Agreement as Exhibit 1(e) is the Certificate of Designation of the Preferred Stock. The Certificate of Designation provides, among other things, that each share of Series B Preferred Stock (the “Preferred Stock”) is convertible into 1,000 shares of Unity’s common stock (the “Common Stock”) at any time, at the discretion of the holder of such shares, as of after the date of filing of an amendment to the certificate of incorporation of Unity that increases its authorized shares of Common Stock by such amount of authorized and unissued shares of Common Stock sufficient at all times to allow full conversion of all shares of Preferred Stock as well as the issuance of shares of Common Stock following exercise of all of the Warrants (as defined in Section 1(f) below; prior to closing, the parties shall confirm that the Certificate of Designation is in conformity with the Certificate of Incorporation and the Bylaws of Unity. Unity covenants to Celletra and the Sellers that upon the filing of an amendment to the certificate of incorporation of Unity increasing its authorized shares of Common Stock such sufficient amount of authorized and unissued shares of Common Stock shall be reserved at all times for such conversion and exercise of all of the securities issued and granted to the Sellers. Unity covenants to Celletra and the Sellers that this amendment will be effected within 180 (one hundred and eighty) days from the Closing Date and that until such amendment is not completed, filed and in effect, Unity shall not issue shares of any class of preferred stock to any person or entity except to the Sellers on a pro-rata basis among all Sellers. The date on which such approval is obtained is referred to herein as the Authorization Date. Without derogating from the above undertaking and commitment of Unity, in the event that the certificate of incorporation of Unity shall not so be amended within the above period of time, then, in addition to any other remedy available under law for such breach of contract, each holder of Warrants and/or Preferred Stock may require at any time until the certificate of incorporation has been amended, and from time to time, that Unity shall purchase all or any portion of any securities held by it, provided that a Seller may not require Unity to purchase a greater number of securities than would be released from the lock-up provided for under Section 7 as at the date of such demand; in such case the purchase price for the securities shall be based on the weighted average trading price of the Common Stock of Unity for the 30 trading days prior to the date of such demand.

(f)

The Initial Preferred Stock and the Contingent Preferred Stock are hereafter sometimes referred to as the Transaction Preferred Stock. The Class A Warrants, the Class B Warrants, the Class C Warrants and the Class D Warrants are hereinafter collectively referred to as the “Warrants.” The shares of common stock issuable on exercise of the Warrants are hereinafter referred to as the “Warrant Shares.” The shares of common stock issuable on conversion of the Transaction Preferred Stock are hereinafter referred to as the “Transaction Common Stock.” The Transaction Preferred Stock, the Transaction Common Stock, the Warrants and the Warrant Shares are hereinafter referred to as the “Transaction Securities.” The Transaction Securities are subject to the Lockup set forth in Section 7.

(g)

The Purchase Consideration shall be allocated among the Sellers as set forth on the distribution list attached hereto as Exhibit 1(g) (the “Distribution List”). In connection with the Distribution List, Celletra and all the Sellers hereby agree among themselves that allocation of the Purchase Consideration shall be made as set forth in the Distribution List, in lieu of the provisions of the Articles of Association of Celletra.

(h)

Share and warrant amounts herein shall be appropriately adjusted to reflect stock splits and combinations and similar events.  All dollar amounts in this Agreement are in US dollars.

2.

Issuance of Contingent Consideration.

(a)

Definitions

(i)

“RPO” means revenues recorded by Celletra in accordance with GAAP during the period from January 1, 2006, to June 30, 2006, plus binding purchase orders that are outstanding on June 30, 2006, that have not as of such date been recorded as revenues.

(ii)

“GAAP” means generally accepted US accounting principles consistent with those applied by Celletra in its audited financial statements for 2005.

(b)

The Maximum Contingent Consideration shall be determined on or before August 1, 2006 and shall be deemed earned if RPO is not less than 6.4 million.

(c)

No Contingent Consideration shall be earned if RPO is less than $4.8 million.

(d)

For RPO of $4.8 million or more but less than $6.4 million a percentage of the Maximum Contingent Consideration shall be earned (applied equally against all classes of capital stock and Warrants that are included in the Contingent Consideration) equal to the percentage that RPO in excess of $4.8 million is of $6.4 million. For example, for RPO of $5.6 million, there shall be earned as Contingent Consideration 9,500 shares of Preferred Stock (or, if applicable, 9,500,000 shares of common stock) and 4,750,000 Warrants of each class.

(e)

Earned Contingent Consideration shall on August 31, 2006 be distributed in accordance with the Distribution List.

(f)

Contingent Consideration that is not earned as aforesaid shall lapse.

3.

Closing.

(a)

The Closing shall take place at 10:00 A.M., local time, at the offices of Chamberlain Hutchison, 1310, 10025 – 102 A Avenue, Edmonton, Alberta, T5J 2Z2, or such other time and place as Unity, Celletra and the Principal Sellers may agree upon, no later than two business days after the later to occur of  the satisfaction or waiver of the conditions set forth in Sections 11 and 12 hereof, or at such other time, date and location as the parties hereto shall mutually agree (the “Closing” and the “Closing Date”, respectively).

(b)

Should any conditions set forth in Section 11 or 12 not be satisfied on or before the end of 90 days from the date of execution of this Agreement, this Agreement shall terminate unless mutually extended by the parties, except that the parties shall continue to be liable for any breach by them of any representations or warranties herein or any covenant herein.

(c)

Without limiting the generality of he foregoing, Unity shall not be obligated to purchase any shares of Capital Stock unless all Sellers sell all of the Capital Stock in accordance with the provisions hereof.

4.

Transactions at and relating to Closing; Further Assurances.

(a)

[omitted]

(b)

As soon as possible after the date hereof Celletra will deliver its audited financial statements for 2005 to Unity Wireless (the “2005 Audited Statements”).

(c)

At the Closing, Celletra will deliver to Unity:

(i)

copies of the Memorandum and Articles of Association of Celletra, certified by an officer of Celletra as a true and correct copy thereof as of the Closing Date;

(ii)

stock powers endorsed in blank, for transfer to Unity Wireless of all shares of Capital Stock;

(iii)

a certificate for 86,748,759 shares of Celletra registered in the name of Unity, representing the shares transferred to Unity;

(iv)

all consents that are required to consummate the transaction contemplated by this Agreement (the “Transaction”);

(v)

an opinion of Celletra's counsel in the form of Exhibit 4(c)(v);

(vi)

board resolutions of Celletra that, subject to Closing, appoint designees of Unity as the sole persons authorized to sign checks and other orders for the withdrawal of funds from the bank account(s) of Celletra;

(vii)

except as otherwise directed by Unity Wireless, resignations of all directors of Celletra;

(viii)

a copy of the resolutions of the Board of Directors of Celletra, together with any and all required resolutions or consents of the shareholders thereof, approving the execution and delivery of this Agreement and the consummation of all of the transactions contemplated hereby, duly certified by an officer of Celletra;

(ix)

[omitted]

(x)

such other documents as may be required pursuant to this Agreement or as may reasonably be requested by Unity Wireless and its counsel; and

(xi)

[omitted]

(d)

On the Closing Date, Unity Wireless shall deliver or cause to be delivered to Celletra and the Sellers the following:

(i)

The Initial Consideration;

(ii)

a copy of the resolutions of the Board of Directors of Unity Wireless approving the execution and delivery of this Agreement and the consummation of all of the transactions contemplated hereby, duly certified by an officer of Unity Wireless;

(iii)

opinions of counsel from Unity Wireless’ counsel in the form of Exhibit 4(d)(iii);

(iv)

such other documents as may be required pursuant to this Agreement or as may reasonably be requested by Celletra and its counsel.

5.

Additional Covenants

(a)

Government Filings; Approvals. Each party to this Agreement shall use all reasonable efforts to deliver and file, as promptly as practicable after the date of this Agreement, each notice, report or other document required to be delivered by such party to or filed by such party with any governmental entity with respect to the Transaction. Without limiting the generality of the foregoing Unity Wireless, Celletra shall use its reasonable efforts to obtain, as promptly as practicable after the date of this Agreement, the following consents, and any other approvals and consents that may be required in connection with the Transaction and any other transaction contemplated by this Agreement: (i) approval of the Office of the Chief Scientist of the Ministry of Industry, Trade & Labor of the Sate of Israel (“OCS”), and (ii) approval of the Investment Center of the Ministry of Industry, Trade & Labor of the Sate of Israel (“Investment Center”). Unity Wireless and Celletra shall provide to the Investment Center and the OCS any information reasonably requested by such authorities and shall, without limitation of the foregoing, execute an undertaking in customary form in which each of Unity Wireless and Celletra undertakes to confirm to the Investment Center and the OCS that Unity Wireless and Celletra shall continue after the Closing Date to operate in a manner consistent with applicable law.

(b)

Legal Proceedings. Each of Unity Wireless and Celletra shall (i) give the other parties hereto prompt notice of the commencement of any legal proceeding by or before any governmental entity with respect to the Transaction, (ii) keep the other parties hereto informed as to the status of any such legal proceeding and (iii) promptly inform the other parties hereto of any communication to the OCS, the Investment Center, the Israeli Income Tax Commission, the Registrar of Companies or any other governmental entity regarding the Transaction or any of the other transactions contemplated by this Agreement. The parties to this Agreement will consult and cooperate with one another, and will consider in good faith the views of one another, in connection with any analysis, appearance, presentation, memorandum, brief, argument, opinion or proposal made or submitted in connection with any legal proceeding relating to the Transaction. In addition, except as may be prohibited by any governmental entity or by any legal requirement, each of Unity Wireless and Celletra will permit authorized representatives of the other parties hereto to be present at each meeting or conference relating to any such legal proceeding and to have access to and be consulted in connection with any document, opinion or proposal made or submitted to any governmental entity in connection with any such legal proceeding.

6.

Securities Representations

(a)

Each Seller represents and warrants to Unity Wireless for himself or itself that

(i)

the Transaction Consideration will be acquired by such Seller for investment solely for the Seller’s own account and not with a view to or for the resale or distribution thereof.

(ii)

Such Seller has reviewed the risk factors for Unity Wireless that are set forth in its SEC filings.

(iii)

Such Seller understands that the Seller may sell or otherwise transfer the Transaction Consideration only if Seller shall have received the opinion of counsel to the holder, which opinion shall be reasonably satisfactory to counsel to Unity Wireless, to the effect that such sale or other transfer may be made under Rule 144 and subject to the Lockup set forth in Section 7. The Seller agrees to the imprinting of the following legend on certificates representing the Transaction Consideration issued or issuable to it:

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD OR TRANSFERRED, DIRECTLY OR INDIRECTLY, WITHOUT A REGISTRATION STATEMENT IN EFFECT OR AN EXEMPTION FROM REGISTRATION."

(iv)

Such Seller realizes that the Transaction Consideration is not a liquid investment.

(v)

Such Seller has not relied upon the advice of a “Purchaser Representative” (as defined in Regulation D of the Act) in evaluating the risks and merits of the investment in the equity securities of the Unity Wireless, and that it has the knowledge and experience to evaluate Unity Wireless and the risks and merits relating thereto.

(vi)

Such Seller is either (i) an accredited investor as such term is defined in Rule 501 of Regulation D promulgated pursuant to the Act or (ii) a person who is a non-United States person who is not and has not been a US citizen or US resident within the meaning of Regulation S of the Act, and shall be such on the date any securities are issued to the holder.

(vii)

Such Seller is able to bear the economic risk of losing Seller’s entire investment in the Transaction Consideration and understands that an investment in the Unity Wireless involves substantial risks.

7.

Lockup and Disposal Schedule.

(a)

Each Seller agrees that he will not at any time sell, transfer or otherwise dispose of ("Transfer") all or any part of his Transaction Consideration (to the exclusion of the Warrants and the Warrant Shares), except to the extent that the same has theretofore been released from this lock-up.  Subject to compliance with applicable securities laws, a Seller may transfer all or a portion of their Transaction Consideration to another party pursuant to a private transaction provided that: (i) they first obtain the written consent of Unity, which shall not be arbitrarily withheld, and (ii) the transferee agrees to be bound by the terms of this Agreement and the Escrow Agreement.

(b)

There shall be released from this lock up an aggregate of one-twelfth (1/12) of the Transaction Common Stock (allocated among the Sellers as set forth in the Distribution List) on the last day of each of the 12 calendar months beginning with the first calendar month that begins after the first anniversary of the Closing.

(c)

If Unity files a registration statement with the SEC registering the sale of securities it shall include in such registration statement the registration for sale of the Common Shares issuable on the exercise of the Warrants.

(d)

At any time as of the end of 16 (sixteen) months from the Closing Date and until the end of 4 (four) years from the Closing Date. the Sellers holding at least a majority of the Transaction Common Stock shall have the right to require Unity to file a registration statement with the SEC for the registration for sale of that number of the Transaction Common Stock and the Warrant Shares that, as at the date that is two years from the Closing Date, cannot be sold within a period of less than three months from such date. The parties acknowledge that such registration statement is not required to be filed before April 30, 2008, and that the timing of the filing of such registration statement shall be dependent upon the availability of Unity’s current year end and/or quarterly financial statements. Such registration statement shall be kept effective for the lesser of a period of 4 (four) years or the time that any of the Transaction Common Stock or Warrant Shares are subject to restrictions on transfer under United States securities laws.

(e)

Until Unity shall have complied with its undertakings under Sections 7(c) and 7(d), Unity shall refrain from filing registration statements with the SEC, to the exclusion of registration statements to which it is committed on the date of the execution of this Agreement.

(f)

Certificates for the Transaction Consideration shall be legended to reflect the foregoing restrictions and any additional restrictions imposed by applicable securities or other laws.

8.

Representations and Warranties by Celletra.

Celletra represents and warrants to Unity Wireless as follows (all Schedules referred to in this Section 8 shall be set forth on a separate Disclosure Schedule initialed by Celletra on the date hereof and all representations on any matter relating to any Seller is made only as to such specific Seller):

(a)

Organization Qualification. Celletra is a corporation duly organized, validly existing under the laws of the State of Israel; it has all requisite corporate power and authority and is entitled to carry on its business as now being conducted and to own, lease or operate its properties in Israel.

(b)

Subsidiaries. Celletra has no subsidiaries except those listed on Schedule 8(b) (“Subsidiaries”). Celletra has no interest, direct or indirect, and has no commitment to purchase any interest, direct or indirect, in any other corporation or in any partnership, joint venture or other business enterprise or entity other than as set forth on Schedule 8(b). The business carried on by Celletra has not been conducted through any other direct or indirect subsidiary or affiliate of any shareholder or other affiliate of any Shareholder.

(c)

Transactions with Certain Persons.

(i)

Except as set forth on Schedule 8 (c)(i), during the past three years Celletra has not, directly or indirectly, purchased, leased from its shareholders or any person, firm or corporation which, directly or indirectly, alone or together with others, controls, is controlled by or is under common control with any of its shareholders (collectively "Related Persons") or otherwise acquired any property or obtained any services from, or sold, leased to Related Persons or otherwise disposed of any property or furnished any services to, or otherwise dealt with (except with respect to remuneration for, or reimbursement of expenses in connection with, services rendered as a director), in the ordinary course of business or otherwise, Related Persons.

(ii)

Celletra does not owe any amount to, or have any contract with or commitment to, any of its shareholders, directors, officers, employees or consultants (other than compensation for current services not yet due and payable and reimbursement of expenses arising in the ordinary course of business), and none of such persons owes any amount to Celletra.

(iii)

No part of the property or assets of any shareholders of Celletra is used by Celletra.

(d)

Authorization and Approval of Agreement. All proceedings or corporate action required to be taken by Celletra relating to the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby shall have been taken at or prior to the Closing.

(e)

Neither the execution, delivery nor performance of this Agreement by Sellers will, with or without the giving of notice or the passage of time, or both, conflict with, result in a default, right to accelerate or loss of rights under, or result in the creation of any lien, charge or encumbrance pursuant to, any provision of Celletra’s articles of association or any franchise, mortgage, deed of trust, lease, license, agreement, understanding, law, rule or regulation or any order, judgment or decree to which Sellers or Celletra is a party or by which any of them may be bound or affected.  Sellers have the full power and authority to enter into this Agreement and to carry out the transactions contemplated hereby, all proceedings or corporate action required to be taken by them to authorize the execution, delivery and performance of this Agreement and the agreements relating hereto have been properly taken and this Agreement constitutes a valid and binding obligation of Sellers.

(f)

Capitalization.  The presently authorized, issued and outstanding shares of capital stock of Celletra and the names and addresses of the record and beneficial owners thereof are as set forth on Schedule8(f). The Capital Stock constitutes all of the outstanding shares of capital stock of Celletra and shall constitute all of the outstanding shares of capital stock of Celletra as of the Closing Date, and are legally issued, fully paid and non-assessable.

(g)

Except as set forth on Schedule 8(g),  there are no outstanding subscriptions, options, warrants, calls, contracts, demands, commitments, convertible securities or other agreements or arrangements of any character or nature whatever under which Sellers or Celletra is or may become obligated to issue, assign or transfer any shares of the capital stock of Celletra, and there are no rights of first refusal, preemptive rights or similar rights with respect to any such shares.

(h)

Each Seller owns the entire record and beneficial interest in his shares of the Capital Stock set forth in Schedule 1, and there are no impediments to the sale and transfer to Unity of such record and beneficial interests.  Such Stock is free and clear of all liens, charges, mortgages, pledges, security interests, claims, assessments, options, warrants, preemptive rights, first refusal rights and all other rights and encumbrances whatsoever.

(i)

Financial Statements.

(i)

The term “Unaudited Financial Statements” means the financial statements of Celletra as of March 31, 2006 and for the three months then ending that have been delivered by Celletra to Unity Wireless. The “Balance Sheet” means the balance sheet of Celletra included in the Unaudited Financial Statements, and the “Balance Sheet Date” is March 31, 2006.

(ii)

The Unaudited Financial Statements are complete, have been prepared from the books and records of Celletra in accordance with U.S. generally accepted accounting principles consistently applied and maintained throughout the periods indicated and fairly present the financial condition of Celletra as at their dates and the results of its operations for the period covered thereby.

(iii)

The statements of earnings included in the Unaudited Financial Statements do not contain any items of special or nonrecurring income or any other income not earned in the ordinary course of business except as expressly specified therein.

(iv)

The 2005 Audited Statements will be complete, will be consistent with the Unaudited Financial Statements, will be prepared from the books and records of Celletra in accordance with U.S. generally accepted accounting principles consistently applied and maintained throughout the period indicated and will fairly present the financial condition of Celletra as at their respective dates and the results of its operations for the periods covered thereby.

(v)

The statements of earnings included to be included in the 2005 Audited Financial Statements will not contain any items of special or nonrecurring income or any other income not earned in the ordinary course of business except as expressly specified therein.

(j)

Absence of Undisclosed Liabilities. Except as and to the extent to be reflected or reserved against on the face of the Balance Sheet and except as set forth on Schedule 8(j) and except as may be incurred in the ordinary course of business, as of the Balance Sheet Date Celletra had no debts, liabilities or obligations (whether absolute, accrued, contingent or otherwise) of any nature whatsoever, including, without limitation, any foreign or domestic tax liabilities or deferred tax liabilities incurred in respect of or measured by Celletra's income, or its property or authorized or outstanding capital stock on the Balance Sheet Date or any other debts, liabilities or obligations relating to or arising out of any act, transaction, circumstance or state of facts which occurred or existed on the Balance Sheet Date, whether or not then known, due or payable. None of Celletra's employees is now or, will by the passage of time hereafter become, entitled to receive any vacation time, vacation pay or severance pay attributable to services rendered prior to the Balance Sheet Date except as disclosed on the face of the Balance Sheet or in the engagement agreement with such person.

(k)

Taxes. All taxes, including, without limitation, income, property, sales, use, franchise, added value, employees' income withholding and social security taxes, imposed by the State of Israel or by any foreign country or by any municipality, subdivision or instrumentality of the  State of Israel or of any foreign country, or by any other taxing authority, which are due and payable by Celletra, and all interest and penalties thereon, whether disputed or not, have been paid in full, all tax returns required to be filed in connection therewith have been accurately prepared and duly and timely filed and all deposits required by law to be made by Celletra with respect to employees' withholding taxes have been duly made. Celletra has not been delinquent in the payment of any foreign or domestic tax, assessment or governmental charge or deposit and has no tax deficiency or claim outstanding, proposed or assessed against it, and there is no basis for any such deficiency or claim. Celletra’s corporate income tax returns have not been audited by Income Tax Authority, or any state or municipality for its prior six fiscal years through the year ended (and to Celletra’s knowledge, there is no audit which is pending), there is not now in force any extension of time with respect to the date on which any tax return was or is due to be filed by or with respect to Celletra, or any waiver or agreement by it for the extension of time for the assessment of any tax.

(l)

Absence of Changes or Events. Except as set forth on Schedule 8(l) and except in connection with the transaction contemplated by this Agreement, since the Balance Sheet Date,

(i)

the business of Celletra has been conducted in the ordinary course and consistent with past practice;

(ii)

all cash and other expenditures by Celletra have been used solely for Celletra’s operating activities, and Celletra has made no direct or indirect distributions to its shareholders, nor has Celletra repaid any of its indebtedness to any person or entity;

(iii)

there has not been:

(1)

any material adverse change in the relationships of Celletra with its licensees, customers, suppliers, payors, reimbursers, and/or persons or organizations that refer business to it;

(2)

any material damage, destruction or casualty loss (whether or not covered by insurance) suffered by Celletra;

(3)

any transaction material to the business or the assets of Celletra, except in the ordinary course of business;

(4)

except in the ordinary course of business, any employment agreement or deferred compensation agreement entered into between Celletra and any of its employees;

(5)

any issuances or grants of shares, subscriptions, options, warrants, calls, contracts, demands, commitments, convertible securities or other agreements or arrangements of any character or nature whatever under which Sellers or Celletra is or may become obligated to issue, assign or transfer any shares of the capital stock of Celletra;

(6)

any increase, not in the ordinary course of business, in the compensation payable or to become payable by Celletra or the adoption of any new (or amendment to or alteration of any existing) bonus, incentive, compensation, pension, stock, matching gift, profit sharing, retirement, death benefit or other fringe benefit plan;

(7)

any increase in the aggregate indebtedness for borrowed money or any increase in purchase commitments or other liabilities or obligations (whether absolute, accrued, contingent or otherwise) incurred by Celletra, except for liabilities, commitments and obligations incurred in the ordinary course of business consistent with past practice;

(8)

any lien created on any of the assets of Celletra, other than liens for taxes not yet due and payable;

(9)

any material labor dispute involving the employees of Celletra;

(10)

any sale, assignment, transfer or other disposition or license of any material tangible or intangible assets of Celletra, in excess of $50,000 per transaction, other than the sale of inventory in the ordinary course of business consistent with past practice;

(11)

any amendment, termination or waiver by Celletra of any right of substantial value belonging to it;

(12)

any amendment of the certificate of the Articles of Association of Celletra;

(13)

inventory purchases or sales, in excess of $50,000, out of the ordinary course of business;

(14)

any one or more capital expenditures or commitments by Celletra not fully paid for, when due, in excess of $50,000 in the aggregate;

(15)

any change, event or condition which, in any case or in the aggregate, has had or may have a materially adverse affect on Celletra's current condition (financial or otherwise), properties, assets, liabilities, or operations, taken as a whole, including, without limitation, any material change in Celletra's revenues, costs, backlog or relations with its employees, agents, customers or suppliers;

(16)

any transaction, contract or commitment other than in the ordinary course of business; or

(17)

any agreement or any commitment to take any of the foregoing actions.

(m)

Litigation. Except as set forth in Schedule 8(m), there is no claim, legal action, suit, arbitration, governmental investigation or other legal or administrative proceeding, nor any order, decree or judgment, in excess of $5,000 per case, in progress, pending or in effect, or to the knowledge of Celletra  threatened, against or relating to Celletra, its officers, directors or employees (in their capacity as such), its properties, assets or business or the transactions contemplated by this Agreement, and Celletra do not know or have reason to be aware of any basis for the same.

(n)

Compliance with Laws and Other Instruments. Celletra has complied with all existing laws, rules, regulations, ordinances, orders, judgments and decrees now applicable to its business, properties or operations as presently conducted, except where the non-compliance with any laws, rules, regulations, ordinances, orders, judgments and decrees is not expected to have an adverse material effect on Celletra and/or its business condition. To Celletra's knowledge, neither the ownership nor use of Celletra's properties nor the conduct of its business conflicts with the rights of any other person, firm or corporation or violates, or with or without the giving of notice or the passage of time, or both, will violate, conflict with or result in a default, right to accelerate or loss of rights under, any terms or provisions of its Articles of Association as presently in effect, or any lien, encumbrance, mortgage, deed of trust, lease, license, agreement, understanding, law, ordinance, rule or regulation, or any order, judgment or decree to which Celletra is a party or by which it may be bound or affected; and Celletra is not aware of any laws, rules, regulations, ordinances, orders, judgments, decrees, governmental takings, condemnations or other proceedings which would be applicable to its business, operations or properties and which might adversely affect its properties, assets, liabilities, operations or prospects, either before or after the Closing.

(o)

Title to Properties.

(i)

Celletra has good title to all the properties and assets reflected in its books and records and in the Balance Sheet (except for inventory sold after the Balance Sheet Date in the ordinary course of business).

(ii)

Except as detailed in Schedule 8(o), none of such properties and assets are subject to any mortgage, pledge, lien, charge, security interest, encumbrance, restriction, lease, license, easement, liability or adverse claim of any nature whatsoever, direct or indirect, whether accrued, absolute, contingent or otherwise, except as expressly set forth in the Balance Sheet as securing specific liabilities or as otherwise expressly permitted by the terms hereof or those imperfections of title and encumbrances, if any, which

(a)

are not substantial in character, amount or extent and do not materially detract from the value of the properties subject thereto,

(b)

do not interfere with either the present and continued use of such property or the conduct of Celletra's normal operations and

(c)

have arisen only in the ordinary course of business.

(iii)

All of the properties and assets owned, leased or used by Celletra are in operating condition, are suitable for the purposes used, are adequate and sufficient for all current operations of Celletra and are directly related to the business of Celletra.

(p)

Schedule 8(p) includes an accurate and complete list and description of:

(i)

All real property owned by Celletra or in which Celletra has a leasehold or other interest or which is used by Celletra in connection with the operation of its business, together with a description of each lease, sublease, license, or any other instrument under which Celletra claims or holds such leasehold or other interest or right to the use thereof or pursuant to which Celletra has assigned, sublet or granted any rights therein, identifying the parties thereto, the rental or other payment terms, expiration date and cancellation and renewal terms thereof.

(ii)

Any lease or other agreement that is terminable on a change of control of Celletra or on the sale of its assets;

(iii)

As of a date no earlier than March 31, 2006, all of Celletra's receivables in the amount of at least $50,000 (which shall include accounts receivable, loans receivable and any advances), together with detailed information as to each such listed receivable which has been outstanding for more than 90 days beyond the due date of payment, to the extent such receivables are not included as bad debts or otherwise reflected in the Audited Statements.

(iv)

All machinery, tools, equipment, motor vehicles, rolling stock and other tangible personal property (other than inventory and supplies), owned, leased or used by Celletra except for items having a depreciated value of less than $50,000 which do not, in the aggregate, have a total value of more than $250,000.

(v)

[Omitted]

(vi)

All fire, theft, casualty, liability and other insurance policies insuring Celletra.

(vii)

All material sales agency or route distributorship agreements or franchises or agreements providing for the services of an independent contractor to which Celletra is a party or by which it is bound.

(viii)

All material contracts, agreements, commitments or licenses relating to patents, trademarks, trade names, copyrights, inventions, processes, know-how, formulae or trade secrets to which Celletra is a party or by which it is bound.

(ix)

All material contracts, agreements, commitments or licenses relating to patents, trademarks, trade names, copyrights, inventions, processes, know-how, formulae or trade secrets to which Celletra is a party or by which it is bound.

(x)

All material contracts, agreements, commitments or other understandings or arrangements to which Celletra is a party or by which it or any of its property is bound or affected by excluding purchase and sales orders and commitments made in the ordinary course of business.

(xi)

Employment and consulting agreements, employee stock options plans to which Celletra is a party or is bound which relate to the operation of Celletra's business.

(xii)

The names and current annual salary rates of all persons who are employed or retained by Celletra as of the date of this Agreement, showing separately for each such person the amounts paid or payable as salary, bonus payments and any indirect compensation in 2005.

(xiii)

The names of all of Celletra's directors and officers; the name of each bank in which Celletra has an account or safe deposit box, and the names of all persons, if any, holding tax or other powers of attorney from Celletra and a summary of the terms thereof.

(xiv)

All of the contracts, agreements, leases, licenses and commitments required to be listed on any Schedule to this Agreement (other than those which have been fully performed) are valid and binding, enforceable in accordance with their respective terms, and in full force and effect. Except as disclosed in such Schedule, to Celletra's knowledge, there is not under any such contract, agreement, lease, license or commitment any existing default, or event which, after notice or lapse of time, or both, would constitute a default or result in a right to accelerate or loss of rights.

(q)

Intangible Property.

(i)

Schedule 8(q) sets forth a complete list and concise description of the following:

(1)

all trademarks, service marks, trade names, patents, copyrights, royalty rights, applications therefor and registrations thereof and inventions owned or used (pursuant to license agreements or otherwise) by Celletra or any of its Subsidiaries in or applicable to the businesses of Celletra and its Subsidiaries (collectively, the "Proprietary Rights"), and the jurisdictions in which the Proprietary Rights have been registered, filed or issued, if any;

(2)

contracts, agreements or understandings pursuant to which Celletra or any of its Subsidiaries has authorized any person to use any of the Proprietary Rights, except as allowed in the ordinary course of Celletra's business; and

For the purpose of this Section 8(q), the term "Trade Secrets" shall mean all proprietary and confidential research and development results, records of experiments, scientific, technical, engineering and marketing data and literature and other know-how, formulae and techniques, recorded or available in any form whatsoever which are used in connection with the operation of the businesses of Celletra and its Subsidiaries.

(ii)

Except as otherwise indicated in Schedule 8(q), wherever such action has been taken by Celletra, the Proprietary Rights have been properly registered, filed or issued in the offices and jurisdictions, and all applicable fees due and payable have been paid. Except as otherwise indicated in Schedule 8(q) and except as allowed in the ordinary course of Celletra's business, Celletra and its Subsidiaries are the sole and exclusive owners of the Proprietary Rights and the Trade Secrets and all rights related thereto.

(iii)

Except as set forth in Schedule 8(q), there are no claims or demands of any person pertaining to the Proprietary Rights or the Trade Secrets or the rights of Celletra thereunder, and no proceedings have been instituted or are pending or, to the knowledge of Celletra, threatened which challenge the rights of Celletra in respect thereof, and, to the knowledge of Celletra, none of the issued Proprietary Rights, or, as the case may be, the rights granted to Celletra in respect thereof and to be listed in Schedule 8(q), infringes on or is being infringed upon by others, and none is subject to any outstanding order, decree, judgment, stipulation, injunction, restriction or agreement restricting the scope of the use by Celletra.

(iv)

Except as disclosed in Schedule 8(q), Celletra is not aware that it is infringing or violating, and during the past five years, to Celletra’s knowledge, it has not infringed or violated, any Proprietary Rights of others, nor used any confidential information or trade secrets or patentable or unpatentable inventions of any former employer of any employee of Celletra.

(r)

[omitted]

(s)

No Guaranties. Except as indicated on Schedule 8(s), none of the obligations or liabilities of Celletra is guaranteed by any other person, firm or corporation, nor has Celletra guaranteed the obligations or liabilities of any other person, firm or corporation.

(t)

Inventory. To Celletra's knowledge, all items of Celletra's inventory and related supplies (including raw materials, work-in-process and finished goods) reflected on the Balance Sheet or thereafter acquired (and not subsequently disposed of in the ordinary course of business) are merchantable, or suitable and usable for the production or completion of merchantable products, for sale in the ordinary course of business at normal mark-ups and mark-downs that are consistent with Celletra’s practice in 2005, and none of the inventory so reflected is below standard quality.

(u)

Receivables. All receivables of Celletra (including accounts receivable, loans receivable and advances) which are reflected in the Balance Sheet, and all such receivables which will have arisen since the date thereof, shall have arisen only from bona fide transactions in the ordinary course of Celletra's business.

(v)

Labor Matters. Except as set forth in Schedule 8(v), Celletra is not a party to any collective bargaining agreement and there are no material or formal complaints, charges, cases or controversies or any conciliation agreement, consent or decree pending or threatened Celletra and any of its employees acting individually or in concert and/or any administrative agency of the government of the State of Israel and no organization is presently attempting to gain, petitioning for or asserting representational status with respect to any group or groups of employees of Celletra, and Celletra is in material compliance with laws respecting employment practices, terms and conditions of employment, wages and hours. There is no labor strike or other labor dispute and there is no complaint, proceeding or other action pending, threatened against Celletra.

(w)

Records. The books of account, minute books, stock certificate books and stock transfer ledgers of Celletra are complete and correct in all material respects, and there have been no transactions involving the business of Celletra which properly should have been set forth therein and which have not been accurately so set forth.

(x)

Absence of Certain Business Practices. To the best of the Celletra's knowledge, neither Celletra nor any officer, employee or agent of Celletra, nor any other person acting on its behalf, has, directly or indirectly, within the past five years given or agreed to give any gift or similar benefit to any customer, supplier, governmental employee or other person who is or may be in a position to help or hinder the business of Celletra (or assist Celletra in connection with any actual or proposed transaction) which (A) might subject Celletra to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (B), if not given in the past, might have had an adverse effect on the assets, business or operations of Celletra or (C), if not continued in the future, might adversely affect Celletra's assets, business, operations or prospects or which might subject Celletra to suit or penalty in any private or governmental litigation or proceeding.

(y)

Celletra has not entered into any agreement under which Celletra or Unity may be required to pay any finder’s fees or commissions with respect to the Transaction.

9.

Representations and Warranties by Unity Wireless.

Unity Wireless represents and warrants to Celletra and the Sellers as follows (all Schedules referred to in this Section 9 shall be set forth on a separate Disclosure Schedule initialed by Unity Wireless on the date hereof):

(a)

Organization, Standing and Qualification. Unity Wireless is a corporation duly organized, validly existing and in good standing under the laws of Delaware; it has all requisite corporate power and authority and is entitled to carry on its business as now being conducted and to own, lease or operate its properties as and in the places where such business is now conducted and such properties are now owned, leased or operated; and it is duly qualified, licensed or domesticated and in good standing as a foreign corporation authorized to do business in the states disclosed in its SEC Documents (defined below), which, except as disclosed in its SEC Documents, are the only states where the nature of the activities conducted by it or the character of the properties owned, leased or operated by it require such qualification, licensing or domestication.

(b)

Subsidiaries. Except as listed on Schedule 9(b), Unity Wireless has no subsidiaries (“Subsidiaries”). Except as disclosed in and set forth in Schedule 9(b), Unity Wireless has no interest, direct or indirect, and has no commitment to purchase any interest, direct or indirect, in any other corporation or in any partnership, joint venture or other business enterprise or entity. Except as disclosed in and set forth in Schedule 9(b), the business carried on by Unity Wireless has not been conducted through any other direct or indirect subsidiary or affiliate of any shareholder.

(c)

Transactions with Certain Persons.

(i)

Except as disclosed in Unity Wireless’s SEC Documents, during the last three years, Unity Wireless has not, directly or indirectly, purchased, leased from others or otherwise acquired any property or obtained any services from, or sold, leased to others or otherwise disposed of any property or furnished any services to, or otherwise dealt with (except with respect to remuneration for services rendered as a director, officer or employee of Unity Wireless), in the ordinary course of business or otherwise, any shareholder of Unity Wireless owning more than 5% of the outstanding shares of Ordinary stock of Unity Wireless (“Substantial Shareholder”) or any person, firm or corporation which, directly or indirectly, alone or together with others, controls, is controlled by or is under common control with any Substantial Shareholder of Unity Wireless (“Substantial Shareholder Affiliate”).

(ii)

Except as disclosed in Unity Wireless’s SEC Documents, and except as set forth on Schedule 9(c)(i)(ii), Unity Wireless does not owe any amount to, or have any contract with or commitment to, any of its shareholders, directors, officers, employees or consultants (other than compensation for current services not yet due and payable and reimbursement of expenses arising in the ordinary course of business), and none of such persons owes any amount to Unity Wireless.

(iii)

No part of the property or assets of Unity Wireless is used by the any shareholder of Unity Wireless.

(d)

Authorization and Approval of Agreement. All proceedings or corporate action required to be taken by Unity Wireless relating to the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby shall have been taken at or prior to the Closing.

(e)

Execution, Delivery and Performance of Agreement; Authority. Neither the execution, delivery nor performance of this Agreement by Unity Wireless will, with or without the giving of notice or the passage of time, or both, conflict with, result in a default, right to accelerate or loss of rights under, or result in the creation of any lien, charge or encumbrance pursuant to, any provision of Unity Wireless’s certificate of incorporation or by-laws or any franchise, mortgage, deed of trust, lease, license, agreement, understanding, law, rule or regulation or any order, judgment or decree to which Unity Wireless is a party or by which it may be bound or affected. Unity Wireless has the full power and authority to enter into this Agreement and to carry out the transactions contemplated hereby, all proceedings or corporate action required to be taken by it to authorize the execution, delivery and performance of this Agreement and the agreements relating hereto have been properly taken and this Agreement constitutes a valid and binding obligation of Unity Wireless.

(f)

Capital Structure. The authorized and outstanding capital stock of Unity Wireless, on an as-converted basis (i.e., assuming conversion and exercise, as the case may be, of all outstanding rights convertible or exercisable into shares of capital stock), as of the date hereof and as of the Closing Date is as set forth on Schedule 9(f).

(g)

Except as set forth in Schedule 9(f), as of the date hereof and as of the Closing Date, there were and there are no outstanding subscriptions, options, warrants, calls, contracts, demands, commitments, convertible securities or other agreements or arrangements of any character or nature whatever under which Unity Wireless is or may become obligated to issue, assign or transfer any shares of the capital stock of Unity Wireless, and there are no rights of first refusal, preemptive rights or similar rights with respect to any such shares.

(h)

Issuance of Shares. The issuance and delivery of the equity securities in accordance with this Agreement shall be, at or prior to the Closing Date, duly authorized by all necessary corporate action on the part of Unity Wireless, and, when issued on the Closing Date as contemplated hereby, such shares of equity securities will be duly and validly issued, fully paid and nonassessable. Such equity securities, when so issued and delivered in accordance with the provisions of this Agreement, shall be free and clear of all liens and encumbrances and adverse claims, other than restrictions on transfer created by applicable securities laws and will not have been issued in violation of their respective properties or any preemptive rights or rights of first refusal or similar rights. The Transaction Common Stock and Common Stock issuable upon exercise of warrants granted under this transaction will at Closing constitute approximately 42% of Unity Wireless’ issued and outstanding shares of capital stock on a fully diluted basis (assuming conversion and exercise, as the case may be, of all outstanding rights convertible or exercisable into shares of capital stock).

(i)

SEC Documents; Financial Statements. Unity Wireless has filed all reports, schedules, forms, statements and other documents required to be filed by it with the Securities and Exchange Commission (“SEC”) pursuant to the reporting requirements of the Securities Exchange Act of 1934 (the "Exchange Act"). All of the foregoing filed prior to the date hereof since December 31, 2005 (including all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein) are referred to as the "SEC Documents". As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents. None of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the consolidated financial statements of Unity Wireless included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto.

(j)

Absence of Undisclosed Liabilities. Except as disclosed in Unity Wireless’s SEC Documents, and except as set forth on Schedule 9(j), as of the Balance Sheet Date Unity Wireless had no debts, liabilities or obligations (whether absolute, accrued, contingent or otherwise) of any nature whatsoever, including, without limitation, any foreign or domestic tax liabilities or deferred tax liabilities incurred in respect of or measured by Unity Wireless's income, or its property or authorized or outstanding capital stock on the Balance Sheet Date or any other debts, liabilities or obligations relating to or arising out of any act, transaction, circumstance or state of facts which occurred or existed on the Balance Sheet Date, whether or not then known, due or payable.

(k)

Taxes. Except as detailed in the SEC Documents and in Schedule 9(k), all taxes, including, without limitation, income, property, sales, use, franchise, added value, employees' income withholding and social security taxes, imposed by the United States or by any foreign country or by any state, municipality, subdivision or instrumentality of the United States or of any foreign country, or by any other taxing authority, which are due and payable by Unity Wireless, and all interest and penalties thereon, whether disputed or not, have been paid in full, all tax returns required to be filed in connection therewith have been accurately prepared and duly and timely filed and all deposits required by law to be made by Unity Wireless with respect to employees' withholding taxes have been duly made. Except as detailed in the SEC Documents and in Schedule 9(k), Unity Wireless has not been delinquent in the payment of any foreign or domestic tax, assessment or governmental charge or deposit and has no tax deficiency or claim outstanding, proposed or assessed against it, and there is no basis for any such deficiency or claim. Unity Wireless’ corporate income tax returns have not been audited by the Internal Revenue Service, or any state or municipality for its prior six fiscal years through the year ended (and to Unity Wireless’ knowledge, there is no audit which is pending), there is not now in force any extension of time with respect to the date on which any tax return was or is due to be filed by or with respect to Unity Wireless, or any waiver or agreement by it for the extension of time for the assessment of any tax.

(l)

Absence of Changes or Events. Except as disclosed in Unity Wireless’s SEC Documents, and except in connection with the transaction contemplated by this Agreement, since December 31, 2005:

(i)

the business of Unity Wireless has been conducted in the ordinary course and consistent with past practice;

(ii)

all cash and other expenditures by Unity have been used solely for Unity's operating activities, and Unity has made no direct or indirect distributions to its shareholders, nor has Unity repaid any of its indebtedness to any person or entity;

(iii)

there has not been:

(1)

any material adverse change in the relationships of Unity Wireless with its licensees, customers, suppliers, payors, reimbursers, and/or persons or organizations that refer business to it;

(2)

any material damage, destruction or casualty loss (whether or not covered by insurance) suffered by Unity Wireless;

(3)

any transaction material to the business or the assets of Unity Wireless, except in the ordinary course of business;

(4)

except in the ordinary course of business, any employment agreement or deferred compensation agreement entered into between Unity Wireless and any of their respective employees;

(5)

any issuances or grants of capital stock, subscriptions, options, warrants, calls, contracts, demands, commitments, convertible securities or other agreements or arrangements of any character or nature whatever under which Unity Wireless is or may become obligated to issue, assign or transfer any shares of the capital stock of Unity Wireless;

(6)

any increase, not in the ordinary course of business, in the compensation payable or to become payable by Unity Wireless or the adoption of any new (or amendment to or alteration of any existing) bonus, incentive, compensation, pension, stock, matching gift, profit sharing, retirement, death benefit or other fringe benefit plan;

(7)

any increase in the aggregate indebtedness for borrowed money or any increase in purchase commitments or other liabilities or obligations (whether absolute, accrued, contingent or otherwise) incurred by Unity Wireless, except for liabilities, commitments and obligations incurred in the ordinary course of business consistent with past practice;

(8)

any lien created on any of the assets of Unity Wireless, other than liens for taxes not yet due and payable;

(9)

any material labor dispute involving the employees of Unity Wireless;

(10)

any sale, assignment, transfer or other disposition or license of any material tangible or intangible assets of Unity Wireless, other than the sale of inventory in the ordinary course of business consistent with past practice;

(11)

any amendment, termination or waiver by Unity Wireless of any right of substantial value belonging to it;

(12)

any amendment of the certificate of incorporation or by-laws of Unity Wireless;

(13)

inventory purchases or sales or other dealings out of the ordinary course of business;

(14)

any one or more capital expenditures or commitments by Unity Wireless not fully paid for in excess of $50,000 in the aggregate; or

(15)

any change, event or condition which, in any case or in the aggregate, has had or may have a materially adverse affect on Unity Wireless’s condition (financial or otherwise), properties, assets, liabilities, operations or prospects, taken as a whole, including, without limitation, any change in Unity Wireless's revenues, costs, backlog or relations with its employees, agents, customers or suppliers;

(16)

any transaction, contract or commitment other than in the ordinary course of business or paid or agreed to pay any legal, accounting, brokerage, finder's fee, taxes or other expenses in connection with, or incurred by severance pay obligations by reason of, this Agreement or the transactions contemplated hereby; or

(17)

any agreement or any commitment to take any of the foregoing actions.

(m)

Litigation. Except as disclosed in Unity Wireless’s SEC Documents, and except as set forth in Schedule 9(m), there is no claim, legal action, suit, arbitration, governmental investigation or other legal or administrative proceeding, nor any order, decree or judgment in progress, pending or in effect, or to the knowledge of Unity Wireless threatened, against or relating to Unity Wireless, its officers, directors or employees, its properties, assets or business or the transactions contemplated by this Agreement, and Unity Wireless does not know or have reason to be aware of any basis for the same.

(n)

Compliance with Laws and Other Instruments. Except as disclosed in Unity Wireless’s SEC Documents, Unity Wireless has complied with all existing laws, rules, regulations, ordinances, orders, judgments and decrees now or hereafter applicable to its business, properties or operations as presently conducted. Neither the ownership nor use of Unity Wireless's properties nor the conduct of its business conflicts with the rights of any other person, firm or corporation or violates, or with or without the giving of notice or the passage of time, or both, will violate, conflict with or result in a default, right to accelerate or loss of rights under, any terms or provisions of its certificate of incorporation or by-laws as presently in effect, or any lien, encumbrance, mortgage, deed of trust, lease, license, agreement, understanding, law, ordinance, rule or regulation, or any order, judgment or decree to which Unity Wireless is a party or by which it may be bound or affected; and Unity Wireless is not aware of any proposed laws, rules, regulations, ordinances, orders, judgments, decrees, governmental takings, condemnations or other proceedings which would be applicable to its business, operations or properties and which might adversely affect its properties, assets, liabilities, operations or prospects, either before or after the Closing.

(o)

Title to Properties. Except as disclosed in Unity Wireless’s SEC Documents:

(i)

Unity Wireless has good title to all the properties and assets reflected in this Agreement or its books and records and in the financial statements set forth in Unity Wireless’s Form 10-KSB filed with the SEC on March 31, 2006 (“Form 10-KSB Financial Statements”) (except for inventory sold after the Balance Sheet Date in the ordinary course of business).

(ii)

None of such properties and assets are subject to any mortgage, pledge, lien, charge, security interest, encumbrance, restriction, lease, license, easement, liability or adverse claim of any nature whatsoever, direct or indirect, whether accrued, absolute, contingent or otherwise, except as expressly set forth in the Form 10-KSB Financial Statements as securing specific liabilities or as otherwise expressly permitted by the terms hereof or those imperfections of title and encumbrances, if any, which

(iii)

are not substantial in character, amount or extent and do not materially detract from the value of the properties subject thereto,

(iv)

do not interfere with either the present and continued use of such property or the conduct of Unity Wireless’s normal operations and

(v)

have arisen only in the ordinary course of business.

(vi)

All of the properties and assets owned, leased or used by Unity Wireless are in operating condition, are suitable for the purposes used, are adequate and sufficient for all current operations of Unity Wireless and are directly related to the business of Unity Wireless.

(p)

[omitted ]

(q)

Intangible Property.

(i)

The SEC Documents set forth:

(1)

all trademarks, service marks, trade names, label filings, patents, copyrights, royalty rights, logos, applications therefor and registrations thereof and inventions owned or used (pursuant to license agreements or otherwise) by Unity Wireless or any of its Subsidiaries in or applicable to the businesses of Unity Wireless and its Subsidiaries (collectively, the "Proprietary Rights"), and the jurisdictions in which the Proprietary Rights have been registered, filed or issued, if any;

(2)

contracts, agreements or understandings pursuant to which Unity Wireless or any of its Subsidiaries has authorized any person to use any of the Proprietary Rights; and

(3)

all research and development results, records of experiments, scientific, technical, engineering and marketing data and literature and other know-how, formulae and techniques, recorded or available in any form whatsoever which are used in connection with the operation of the businesses of Unity Wireless and its Subsidiaries (collectively, the "Trade Secrets").

(ii)

The Proprietary Rights have been properly registered, filed or issued in the offices and jurisdictions in which such registration, filing or issuance is necessary to protect the rights therein of Unity Wireless and its Subsidiaries for the conduct of their businesses, and all applicable fees due and payable have been paid. Unity Wireless and its Subsidiaries are the sole and exclusive owners of the Proprietary Rights and the Trade Secrets and all rights related thereto.

(iii)

There are no claims or demands of any person pertaining to the Proprietary Rights or the Trade Secrets or the rights of Unity Wireless and its Subsidiaries thereunder, and no proceedings have been instituted or are pending or, to the knowledge of Unity Wireless, threatened which challenge the rights of Unity Wireless in respect thereof, and none of the issued trademarks, service marks, trade names, label filings, patents, copyrights, logos, registrations thereof, or, as the case may be, the rights granted to Unity Wireless in respect thereof, infringes on or is being infringed upon by others, and none is subject to any outstanding order, decree, judgment, stipulation, injunction, restriction or agreement restricting the scope of the use by Unity Wireless.

(iv)

Unity Wireless is not aware that it is infringing or violating, and during the past five years, to Unity Wireless’s knowledge, it has not infringed or violated, any Proprietary Rights of others, nor used any confidential information or trade secrets or patentable or unpatentable inventions of any former employer of any employee of Unity Wireless.

(v)

Unity has no knowledge of any patented device or application therefor which could materially and adversely affect the operation of the businesses of Unity Wireless, as now conducted.

(vi)

The Trade Secrets have not been, and will not be, disclosed by Unity Wireless to any person other than Celletra and its agents and representatives or to third parties under standard non disclosure agreements, and comprise all of the same necessary to permit the continued operation of the businesses of Unity Wireless and its Subsidiaries.

(r)

 [omitted]

(s)

No Guaranties. Except as disclosed in Unity Wireless’s SEC Documents, none of the obligations or liabilities of Unity Wireless is guaranteed by any other person, firm or corporation, nor has Unity Wireless guaranteed the obligations or liabilities of any other person, firm or corporation.

(t)

Inventory. Except as disclosed in Unity Wireless’s SEC Documents, all items of Unity Wireless’s inventory and related supplies (including raw materials, work in process and finished goods) reflected on the Form 10-KSB Financial Statements or thereafter acquired (and not subsequently disposed of in the ordinary course of business) are merchantable, or suitable and usable for the production or completion of merchantable products, for sale in the ordinary course of business as first quality goods at normal mark-ups and mark-downs that are consistent with Unity Wireless’s practice in 2005, none of the inventory so reflected is below standard quality.

(u)

Receivables. Except as disclosed in Unity Wireless’s SEC Documents, all receivables of Unity Wireless (including accounts receivable, loans receivable and advances) which are reflected in the Form 10-KSB Financial Statements, and all such receivables which will have arisen since the date thereof, shall have arisen only from bona fide transactions in the ordinary course of Unity Wireless’s business and will be collected within 90 days after they arose.

(v)

Labor Matters. Except as disclosed in Unity Wireless’s SEC Documents, Unity Wireless is not a party to any collective bargaining agreement and there are no material or formal complaints, charges, cases or controversies or any conciliation agreement, consent or decree pending or threatened Unity Wireless and any of its employees acting individually or in concert and/or any administrative agency of the United States government and no organization is presently attempting to gain, petitioning for or asserting representational status with respect to any group or groups of employees of Unity Wireless, and Unity Wireless is in material compliance with Federal and state laws respecting employment practices, terms and conditions of employment, wages and hours, and is not presently engaged in any unfair labor practice, There is no labor strike or other labor dispute and there is no complaint, proceeding or other action instituted under the Equal Opportunity Act pending, threatened against Unity Wireless.

(w)

Records. The books of account, minute books, stock certificate books and stock transfer ledgers of Unity Wireless are complete and correct in all material respects, and there have been no transactions involving the business of Unity Wireless which properly should have been set forth therein and which have not been accurately so set forth.

(x)

Unity has not entered into any agreement under which Celletra or Unity may be required to pay any finder’s fees or commissions with respect to the Transaction.

(y)

Absence of Certain Business Practices. Neither Unity Wireless nor any officer, employee or agent of Unity Wireless, nor any other person acting on its behalf, has, directly or indirectly, within the past five years given or agreed to give any gift or similar benefit to any customer, supplier, governmental employee or other person who is or may be in a position to help or hinder the business of Unity Wireless (or assist Unity Wireless in connection with any actual or proposed transaction) which (A) might subject Unity Wireless to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (B), if not given in the past, might have had an adverse effect on the assets, business or operations of Unity Wireless or (C), if not continued in the future, might adversely affect Unity Wireless's assets, business, operations or prospects or which might subject Unity Wireless to suit or penalty in any private or governmental litigation or proceeding.

10.

Conduct of Business Prior to Closing.

(a)

 Prior to the Closing, each of Unity and Celletra, with respect to itself, shall (i) conduct its business and affairs only in the ordinary course in full consultation with the other party on all matters and shall maintain, keep and preserve its assets and properties in good condition and repair and maintain insurance thereon in accordance with present practices, and (ii) use reasonable commercial efforts to preserve its business and organization intact, keep available the services of its present officers and employees, preserve the goodwill of its suppliers and customers and others having business relations with it. Without limiting the generality of the foregoing, except as contemplated by this Agreement, prior to the Closing, except in the ordinary course of business, neither of Unity and Celletra will without the prior written approval of the other party:

(i)

change its corporate documents (Certificate of Incorporation, Bylaws, or Articles of Association, as applicable) or merge or consolidate or obligate itself to do so with or into any other entity;

(ii)

enter into any contract, agreement, commitment or other understanding or arrangement except for those of the type which would not have to be listed and described under Section 8 or Section 9, as applicable, and, with respect to Celletra, except for any agreements regarding the Company's credit line, the engagement with Plenus or other agreements entered in the ordinary course of business after the date hereof in conformity with the covenants and agreements contained herein;

(iii)

perform, take any action or incur or permit to exist any of the acts, transactions, events or occurrences of the type described in Section 8 or Section 9, as applicable, which would have been inconsistent with the representations and warranties set forth therein had the same occurred prior to the date hereof, except for those made in the ordinary course of business after the date hereof in conformity with the covenants and agreements contained herein;

(iv)

repay any indebtedness to any person or entity;

(v)

make any distributions to any shareholder or stockholder;

(vi)

issue any shares or any options or warrants except on conversion of indebtedness as contemplated hereby and except for any issuances made by such party in the ordinary course of business (which includes the issuance of shares upon the exercise of existing options, warrants or conversion rights), and provided that in any such case prior to Closing, an updated representation shall be made regarding the share capital structure of such party: or

(vii)

expend any cash other than for such party's normal operating activities.

(b)

Each party shall give to the other party and its attorneys, accountants and other representatives, upon reasonable notice to such party, full access (so long as it does not interfere with such party's operations), during such party’s regular business hours, to such party’s personnel and all properties, documents, contracts, books and records of such party and will furnish the other party with copies of such documents (certified by such party’s officers if so requested) and with such information with respect to the affairs of such party as the other party may from time to time request, and such other party will not improperly disclose the same prior to the Closing. Any such furnishing of such information to the other party or any investigation by the other party shall not affect the other party's right to rely on any representations and warranties made in this Agreement. Unity and Celletra agree that the existing non-disclosure agreements entered into between the parties shall remain in full force and effect in accordance with their terms until the closing of the Transaction.

(c)

Public Disclosure. Prior to the consummation of the Transaction and subject to the provisions of this Section, the parties hereto and their respective insiders (directors, officers and material shareholders) shall not issue statement or communication to the public or press concerning this Agreement, the Transaction or any of the other transactions contemplated by this Agreement, except as provided hereunder. Before a party releases any information concerning this Agreement, the Transaction or any of the other transactions contemplated by this Agreement which is intended for or may result in public dissemination thereof, such party shall cooperate with the other parties, shall furnish drafts of all documents or proposed oral statements to the other parties for comments, and shall not release any such information without the written consent of the other parties. Nothing contained herein shall prevent a party hereto from releasing any information if required to do so by law, in which case best efforts to consult with the other parties will be made prior to any such release.

(d)

Reasonable Efforts; Regulatory Filings. Subject to the terms and conditions set forth in this Agreement, each of the parties hereto shall use reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Transaction, and the other transactions contemplated by this Agreement, including using commercially reasonable efforts to accomplish the following: (i) causing the conditions set forth in Sections 11 and 12 to be satisfied, (ii) obtaining all necessary actions or nonactions, waivers, consents, approvals, rulings, exemptions, orders and authorizations from governmental entities and the making of all necessary registrations, declarations and filings (including registrations, declarations and filings with governmental entities, if any) and the taking of all commercially reasonable steps as may be necessary to avoid any suit, claim, action, investigation or proceeding by any governmental entity, (iii) obtaining all necessary consents, approvals or waivers from third parties which may be required or desirable as a result of, or in connection with, the transactions contemplated by this Agreement, (iv) terminating of any agreement with shareholders of such Company and any rights granted to the shareholders of such Company other than pursuant to the Articles of Association of such Company, and (v) executing or delivering any additional instruments reasonably necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement. In connection with, and without limiting the foregoing, each party hereto and its Board of Directors shall, if any takeover statute or similar statute or regulation is or becomes applicable to the Transaction, this Agreement or any of the transactions contemplated by this Agreement, use all commercially reasonable efforts to ensure that the Transaction and the other transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the Transaction, this Agreement and the transactions contemplated hereby.

(e)

Neither party will, prior to Closing, change any tax election, tax accounting period or tax accounting method; settle any tax dispute; or extend any statute of limitations for the assessment or collection of any tax without the consent of the other party.

11.

Conditions Precedent to Unity Wireless’s Obligations.

All obligations of Unity Wireless hereunder are subject at the option of Unity Wireless, to the fulfillment of each of the following conditions at or prior to the Closing:

(a)

All representations and warranties of Celletra contained herein or in any document delivered pursuant hereto shall be true and correct in all material respects when made and shall be deemed to have been made again at and as of the date of the Closing, and shall then be true and correct in all material respects except for changes in the ordinary course of business after the date hereof in conformity with the covenants and agreements contained herein.

(b)

All covenants, agreements and obligations required by the terms of this Agreement to be performed by Celletra and/or the Sellers at or before the Closing shall have been duly and properly performed in all material respects.

(c)

Since the date of this Agreement there shall not have occurred any material adverse change in the condition (financial or otherwise), business, properties, assets or prospects of Celletra, taken as a whole, and since the Balance Sheet Date, Celletra shall not have made any distributions to any Shareholder, or any affiliate of the Shareholder.

(d)

There shall be delivered to Unity Wireless a certificate executed by an authorized officer of Celletra, dated the date of the Closing, certifying that the conditions set forth in paragraphs (a), (b), and (c) of this Section 11 have been fulfilled.

(e)

All documents required under this Agreement to be delivered to Unity Wireless at or prior to the Closing shall have been so delivered.

(f)

Except in the ordinary course of business, no cash expenditures made by Celletra since March 31, 2006 have been used for payment to any of Celletra’s shareholders or any person, firm or corporation which, directly or indirectly, alone or together with others, controls, is controlled by or is under common control with any of its shareholders.

(g)

[omitted]

(h)

All, if any, outstanding employee and other options and warrants, derivatives and equity securities shall have been extinguished in a manner that does not increase the total cost to Unity Wireless of acquiring the entire ownership of Celletra for consideration set forth in this Agreement and without any further consideration whatsoever.

12.

Conditions Precedent to Celletra’s Obligations.

All obligations of Celletra at the Closing are subject, at the option of Celletra, to the fulfillment of each of the following conditions at or prior to the Closing:

(a)

All representations and warranties of Unity Wireless contained herein or in any document delivered pursuant hereto shall be true and correct in all material respects when made and as of the Closing, and shall then be true and correct in all material respects except for changes in the ordinary course of business after the date hereof in conformity with the covenants and agreements contained herein.

(b)

All covenants, agreements and obligations required by the terms of this Agreement to be performed by Unity Wireless at or before the Closing shall have been duly and properly performed in all material respects.

(c)

Since the date of this Agreement there shall not have occurred any material adverse change in the condition (financial or otherwise), business, properties, assets or prospects of Unity, taken as a whole, and since Balance Sheet Date, Unity shall not have made any distributions to any stockholder, or any affiliate of any stockholder.

(d)

There shall be delivered to Celletra a certificate executed by the President and Secretary of Unity Wireless, dated the date of the Closing, certifying that the conditions set forth in paragraphs (a), (b) and (c) of this Section 12 have been fulfilled.

(e)

All documents required under this Agreement to be delivered to Celletra at or prior to the Closing shall have been so delivered.

(f)

Except in the ordinary course of business, no cash expenditures made by Unity since March 31, 2006 have been used for payment to any of Unity's stockholders or any person, firm or corporation which, directly or indirectly, alone or together with others, controls, is controlled by or is under common control with any of its stockholders.

(g)

All Sellers shall have agreed to sell and transfer their holdings in Celletra or are subject to binding provisions, undertakings or rules forcing such sale and transfer of their holdings.

12.1     Nomination of Directors. (a) As of the Closing Date, the holders of the Preferred Stock, as a separate class, shall be entitled to appoint three (3) persons, and the Sellers agree that such appointees shall be as designated by the Star Entities (as defined below), Valley Venture Capital LP and/or any of its affiliates, and the Infinity Entities (as defined below) (the “Designating Sellers”), (b) at the next annual general meeting of the stockholders of Unity following the Closing Date, the holders of the Preferred Stock, as a separate class, shall be entitled to elect three (3) persons to the Board of Directors of Unity, to be nominated by the Designating Sellers, and (c) as of the next annual general meeting of the stockholders of Unity after the next annual general meeting of the Stockholders of Unity following the Closing Date, the holders of the Preferred Stock, as a separate class, shall be entitled to elect  two (2) persons to the Board of Directors of Unity, to be nominated by the Designating Sellers. The Designating Sellers hereby designate Ran Shahor, Amir Gal-Or and David Goldschmidt as the persons to be appointed as directors on the Closing Date; Unity shall take all action to have such persons nominated at the first meeting of the stockholders of Unity to be convened following the execution of this Agreement.

Unity undertakes that any and all directors appointed by the holders of the Preferred Stock shall be insured by a customary directors and officers insurance policy, which shall remain in force and effect with respect to each such director so long as any claims may be filed against such person with respect to any action or omission of such person as a member of the Board of Directors of Unity, provided that the directors of Unity may determine to not obtain such insurance if such determination is consented to by the directors nominated by the Designating Sellers.

Unity undertakes that any and all directors appointed by the holders of the Preferred Stock shall be issued indemnification letter agreements in form and substance consistent with the current Bylaws of Unity.

For purposes hereof, the Star Entities shall mean the holders of the majority of the securities of Unity held by (i) SVE STAR Ventures Enterprises No. VII, a German Civil Law Partnership (with limitation of liability), (ii) Star Seed Enterprises, a German Civil Law Partnership (with limitation of liability), (iii) SVM STAR Ventures Managementgesellschaft mbH Nr. 3 & Co. Beteiligungs KG Nr. 2, (iv) SVM Star Ventures Management GmbH Nr.3, and (v) SVE Star Ventures Enterprises GmbH & Co. No. VIIa KG and/or any of their affiliates.

For purposes hereof, the Infinity Entities shall mean (i) Infinity I Annex Fund, L.P., (ii) FBR Infinity II Ventures (Israel) LP, (iii) FBR Infinity II Ventures LP, (iv) FBR Infinity II Ventures (Erisa) LP, (v) Israel Infinity Venture Capital Fund (Israel) L.P., (vi) Israel Infinity Venture Capital Fund (Delaware), L.P., (vii) Israel Infinity Venture Capital Fund (Cayman I), L.P., (viii) Israel Infinity Venture Capital Fund (Cayman II)L.P., (ix) Clal Industries and Investments Ltd., and (x) Clal  Electronics Industries Ltd. and/or any of their affiliates.

13    Indemnification.

a.

Each Seller (each, an "Indemnifying Party") undertakes and agrees to indemnify Unity Wireless against and in respect of any and all direct losses, damages, costs and expenses (including reasonable legal fees and expenses) and shall on demand reimburse Unity Wireless for:

i.

any and all direct loss, liability or damage suffered or incurred by Unity Wireless (the “Indemnified Party”) by reason of any untrue representation, breach of warranty or non-fulfillment of any covenant by Celletra or such specific Seller contained herein;

ii.

any and all direct loss, liability or damage suffered or incurred by the Indemnified Party by reason of or in connection with any claim for finder's fee or brokerage or other commission arising by reason of any services alleged to have been rendered to or at the instance of the Indemnifying Party with respect to this Agreement or any of the transactions contemplated hereby;

iii.

any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs, and expenses, including, without limitation, reasonable legal fees and expenses, incident to any of the foregoing or incurred in investigating or attempting to avoid the same or to oppose the imposition thereof, or in enforcing this indemnity.

b.

Unity Wireless (the "Indemnifying Party") hereby undertakes and agrees to indemnify Celletra and each of the Sellers against and in respect of any and all direct losses, damages, costs and expenses (including reasonable legal fees and expenses) and shall on demand reimburse Celletra and each of Seller for

i.

any and all direct loss, liability or damage suffered or incurred by Celletra and/or such Seller (each, an “Indemnified Party”) by reason of any untrue representation, breach of warranty or non-fulfillment of any covenant by Unity Wireless contained herein;

ii.

any and all direct loss, liability or damage suffered or incurred by the Indemnified Party  by reason of or in connection with any claim for finder's fee or brokerage or other commission arising by reason of any services alleged to have been rendered to or at the instance of the Indemnifying Party with respect to this Agreement or any of the transactions contemplated hereby;

iii.

any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs, and expenses, including, without limitation, reasonable legal fees and expenses, incident to any of the foregoing or incurred in investigating or attempting to avoid the same or to oppose the imposition thereof, or in enforcing this indemnity.

c.

The right of the Indemnified Party to recover a loss under this Section 13 is subject to the condition that a claim therefor from such Indemnified Party is received by the Indemnifying Party within 12 months from the Closing Date.

d.

Notwithstanding anything to the contrary herein, Unity on the one hand, and Celletra and the Sellers (as one group) on the other hand, shall not be entitled to indemnification for claims under this section unless the aggregate amount of all claims of Unity or Celletra and the Sellers (as one group), as applicable, shall be in excess of the aggregate amount of $200,000 (two hundred thousand U.S. Dollars), and, in such event, such party(ies) shall be entitled indemnification for the entire amount of all such claims, including such amount of $200,000 (two hundred thousand U.S. Dollars).

e.

The indemnity obligations of Unity Wireless shall in no event exceed $2,000,000.

f.

Indemnification obligations of Celletra and the Sellers pursuant to this Section 13 above shall be made only by way of cancellation of securities issued to the Sellers as set forth in such-clause (g) below and within the limits set forth in such-clause (g) below.

g.

The aggregate indemnification obligations of all the Sellers to Unity Wireless pursuant to this Section 13 shall not exceed (i) 3,500,000 shares of Common Stock issued to the Sellers and (ii) if the Maximum Contingent Consideration is paid in full, 4,500,000 shares of Common Stock issued to the Sellers, and shall be satisfied solely and exclusively by cancellation of up to such number of shares of Common Stock, in accordance with the provisions of the Escrow Agreement (as defined below) and on a pro-rata basis with the cancellation of Employee Consideration Securities pursuant to sub-clause (l) below. For purposes hereof, each share of Common Stock shall be valued according to the volume weighted average price of a share of Common Stock of Unity during the twenty (20) trading days prior to the date on which Unity give written notice of its claim for indemnification (and with shares of Preferred Stock valued as aforesaid on an as converted basis), it being understood that the aforementioned amount of shares shall be legended to reflect the foregoing (the "Indemnification Shares") and shall at the Closing or upon later issuance be delivered in escrow as provided in Section 13(i).

h.

Indemnification obligations of Unity Wireless pursuant to this Section 13 above shall be made by way of payment to Celletra and/or the Sellers pro rata in accordance with the Distribution List.

i.

Indemnity Procedure.

i.

In the event a party seeks indemnification pursuant to this Section 13, the Indemnified Party shall give prompt notice to the party or parties from whom such indemnification is sought of the assertion of any claim, or the commencement of any action or proceeding, in respect of which indemnity may be sought hereunder.

ii.

The Indemnifying Party shall have the right to, and shall at the request of the Indemnified Party, assume the defense of any such action or proceeding at its own expense.

iii.

In any such action or proceeding, the Indemnified Parties collectively shall have the right to retain one counsel; but the fees and expenses of such counsel shall be the expense of the Indemnified Parties unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any suit, action or proceeding (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and representation of all parties by the same counsel would be inappropriate due to actual or potential conflict of interests between them.

iv.

An Indemnifying Party shall not be liable under this Agreement for any settlement effected without its consent of any claim, litigation or proceeding in respect of which indemnity may be sought hereunder.

v.

The Indemnifying Party may settle any claim without the consent of the Indemnified Party, but only if the sole relief awarded is monetary damages that are paid in full by the Indemnifying Party. The Indemnified Party shall, subject to its reasonable business needs, use reasonable efforts to minimize the indemnification sought from the Indemnifying Party under this Agreement.

j.

Escrow and Release from Escrow.

i.

The Indemnification Shares shall be issued to and held in escrow (the "Escrow") by counsel to Unity (the "Escrow Agent"), in accordance with the provisions of this Agreement and the provisions of an Escrow Agreement attached hereto as Schedule 13(j) (the “Escrow Agreement”).

ii.

The Indemnification Shares shall remain in escrow until the lapse of a period of twelve (12) months from the Closing Date; provided that if a claim for indemnification by Unity Wireless is duly received by the Sellers pursuant to and within the period specified in Section 13(c) above, then there shall remain in escrow a limited number of Indemnification Shares sufficient to cover such indemnification claim until the final resolution of such claim (the twelve (12) month period, as may be extended, the "Escrow Period").

iii.

The Indemnification Shares held in Escrow shall be used to satisfy, to the extent possible, any obligations of any of the Sellers to indemnify Unity Wireless pursuant to this Section 13 and they shall constitute Unity Wireless's sole and exclusive remedy for receiving indemnification from any Celletra and/or any Sellers pursuant to this Agreement.

k.

Sellers Representative. By designation to Unity Wireless, the Sellers hereby irrevocably authorize and appoint a committee comprised of at least 2 (two) members to be elected (and replaced from time to time) by Sellers representing not less than 75% of all the Shares to be sold to Unity under this Agreement, on an as-converted basis (the “Sellers Committee”) to act on behalf of Celletra and the Sellers in connection with the implementation of this Section 13 with respect to the enforcing, settlement and/or waiver of the rights of Celletra and/or its shareholders, as the case may be. The members of the Sellers Committee may be replaced by a decision of the Sellers Committee.  In the event of a dispute regarding the composition of the membership of the Sellers Committee Unity and the Escrow Agent shall be entitled to rely upon the last undisputed composition of the Sellers Committee until such dispute is resolved.  The Sellers Committee shall be entitled to communicate Celletra’s and/or Celletra’s shareholders claims and proposals to Unity Wireless and to represent Celletra and the Sellers in each instance and/or procedure in connections with any claims under this Agreement after the Closing Date. No shareholder of Celletra shall be entitled to bypass the provisions of this Section 13(j) and take any individual action against Unity Wireless under this Section 13.

i.

Neither the Sellers Committee nor any member thereof shall be liable for any act done or omitted hereunder as the Sellers Committee or a member thereof while acting in good faith and in the exercise of reasonable judgment. The shareholders of Celletra represented by the Sellers Committee's acts shall indemnify such Sellers Committee and the members thereof and hold such Sellers Committee and the members thereof harmless against any loss, liability or expense incurred in good faith and without negligence on the part of such Sellers Committee and members and arising out of or in connection with the acceptance or administration of such Sellers Committee's duties hereunder including the reasonable fees and expenses of any legal counsel retained by such Sellers Committee and members thereof.

ii.

A decision, act, consent or instruction of the Sellers Committee shall constitute a decision, act consent or instruction of the holders of Celletra Shares and shall be final, binding and conclusive upon each holder of Celletra Shares and Unity Wireless may rely upon any such decision, act, consent or instruction of the Sellers Committee as being the decision, act, consent or instruction of the holders of Celletra Shares.

l.

All the Employee Consideration Securities shall be subject to the same indemnification provisions and procedures set forth above applying to the Indemnification Shares, and in the event that any Indemnification Shares shall be subject to the above indemnification procedures, the same shall apply to the Employee Consideration Securities as well, as specified below, so that indemnification shall be sought from both the Indemnification Shares and the Employee Consideration Securities in equal parts. For example, if, in the event that there were no Employee Consideration Securities, Unity would be entitled to cancel 1,000,000 Indemnification Shares, it will now cancel 500,000 Indemnification Shares and also cancel 500,000 Employee Consideration Securities.

14    Survival of Representations, Warranties, Covenants and Obligations.

(a)

Notwithstanding any right of Unity Wireless to fully investigate the affairs of Celletra and notwithstanding any knowledge of facts determined or determinable by Unity Wireless pursuant to such investigation or right of investigation, Unity Wireless has the right to rely fully upon the representations and warranties of Celletra contained in this Agreement.

(b)

Notwithstanding any right of Celletra and the Sellers to fully investigate the affairs of Unity Wireless and notwithstanding any knowledge of facts determined or determinable by Celletra and/or the Sellers pursuant to such investigation or right of investigation, Celletra and the Sellers have the right to rely fully upon the representations and warranties of Unity Wireless contained in this Agreement.

(c)

The representations, warranties, covenants and obligations of each party shall survive the execution and delivery of this Agreement and the Closing hereunder and shall thereafter continue in full force for 12 full calendar months after the Closing Date. If any claim for indemnification hereunder that has been previously asserted by a party to this Agreement in accordance with Section 13 is still pending at the expiration of the applicable survival period, such claim shall continue to be subject to the indemnification provisions of this Agreement until resolved.

(d)

The indemnification provision set forth in Section 13 above is the sole remedy of either party for any breaches by the other party of representations and warranties or non-fulfillment of any covenant contained herein, for any and all loss, liability or damage suffered or incurred by such party by reason of or in connection with any claim for finder's fee or brokerage or other commission arising by reason of any services alleged to have been rendered to or at the instance of the other party with respect to this Agreement or any of the transactions contemplated hereby, and for any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs, and expenses, including, without limitation, reasonable legal fees and expenses, incident to any of the foregoing or incurred in investigating or attempting to avoid the same or to oppose the imposition thereof, or in enforcing the indemnification pursuant to Section 13 above.

(e)

Whether or not the Transaction is consummated, except as otherwise specifically provided herein, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense. Notwithstanding the foregoing, in the event of a breach by a party prior to the Closing, the maximum liability of Unity, on the one hand, and of Celletra and the Sellers, together, on the other hand, for such a breach of this Agreement prior to the Closing shall in no event exceed $250,000 (two hundred fifty thousand U.S. Dollars) (the "Break Up Fee").

(f)

Sellers will at the request of Unity Wireless, after the Closing, reasonably cooperate with Unity in the filing of tax returns, the defense of tax audits, and the prosecution and settlement of any tax litigation or other tax proceedings.

15.  Notices.

Any and all notices or other communications required or permitted to be given under any of the provisions of this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or forty-eight (48) hours after being forwarded for priority delivery by Federal Express or other recognized courier, addressed, if to Celletra or Unity Wireless to it at its then headquarters address, and, if to any Seller, to it c/o the Sellers Committee (or at such other address as any party may specify by notice to all other parties given as aforesaid).

16.  Miscellaneous.

(a)

This writing constitutes the entire agreement of the parties with respect to the subject matter hereof and may not be modified, amended or terminated except by a written agreement specifically referring to this Agreement signed by Unity, Celletra and Sellers representing not less than 75% of all the Shares to be sold to Unity under this Agreement, on an as-converted basis, and consented to in writing by the Sellers Committee.

(b)

No waiver of any breach or default hereunder shall be considered valid unless in writing and signed by the party giving such waiver, and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature.

(c)  This Agreement shall be binding upon and inure to the benefit of each corporate party hereto, its successors and assigns, and each individual party hereto and his heirs, personal representatives, successors and assigns.

(d) The paragraph headings contained herein are for the purposes of convenience only and are not intended to define or limit the contents of said paragraphs.

(e)  Each party hereto shall cooperate, shall take such further action and shall execute and deliver such further documents as may be reasonably requested by any other party in order to carry out the provisions and purposes of this Agreement.

(f)   This Agreement may be executed in one or more counterparts, all of which taken together shall be deemed one original. This Agreement may be signed by facsimile.

(g)    This Agreement and all amendments thereof shall be governed by and construed in accordance with the law of the State of Delaware applicable to contracts made and to be performed therein.

(h)   The parties consent to the exclusive jurisdiction of the competent courts in Wilmington, Delaware in any action arising out of or connected in any way with this Agreement, and the parties hereto further agree that the service of process or of any other papers upon them or any of them in the manner provided for notices hereunder shall be deemed good, proper and effective service upon them.

(i)   Unity Wireless, Celletra and each of the Sellers shall each be responsible for their own fees and expenses (including attorneys fees) relation to the transactions set forth in this Agreement.

(j)    Until prior to the closing, the parties may consider effecting the transactions contemplated under this Agreement by an engagement with a subsidiary company of Unity. If so agreed, the parties shall negotiate and agree on all changes and amendments which may be required to this Agreement and all other transaction documents.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

CELLETRA LTD.

By: /s/ Shaike Schatzberger

Name: Shaike Schatzberger

Title: Chief Executive Officer  & President

________________________________

UNITY WIRELESS CORPORATION

By: /s/ Ilan Kenig

Name: Ilan Kenig

Title: Chief Executive Officer

- - # - -

Exhibit 1(d)(i)(a)

The Milestone

At any time as of the Closing Date and until the time of release from the escrow of the Indemnification Shares, the price per share of the shares of Common Stock registered for trading being equal to or exceeding the price of US$0.20 (twenty U.S. Cents) for a period of 7 (seven) consecutive days.

- - # - -

Exhibit 1(d)(i)(b)

The Eligible Employees

Attached

- - # - -

Exhibit 1(e)

Certificate of Designation, of the Rights and Preferences

of the

Series B Convertible Non Redeemable Preferred Shares

Pursuant to

Section 151 of the General Corporation Law

of the

State of Delaware

Unity Wireless Corporation, a corporation organized and existing under the laws of the State of Delaware (the "Company"), hereby certifies that the following resolutions were adopted by the Board of Directors of the Company pursuant to the authority of the Board of Directors.

RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of this Company (the "Board of Directors" or the "Board") in accordance with the provisions of its Certificate of Incorporation, each as amended through the date hereof, the Board of Directors hereby designates a series of Series B Convertible Non Redeemable Preferred Shares, $.001 par value per share (the "Preferred Stock"), and hereby states the designation and number of shares, and fixes the relative rights, preferences, privileges, powers and restrictions thereof as follows:

I.

Certain Definitions

For purposes of this amendment, capitalized terms are defined in this amendment or shall have the following meanings:

"Common Stock" means the common stock of the Company.

"Person" means an individual or a corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

II.

Designation And Amount

The designation of this series, which consists of 130,000 shares of Preferred Stock, is the Series B Convertible Non Redeemable Preferred Stock (the "Series B Preferred Stock") and the par value shall be $.001 per share. Both whole and fractional shares of Series B Preferred Stock shall be permitted.

III.

Conversion

(a) Each share of Series B Preferred Stock may, at the election of the holder thereof, be converted into shares of Common Stock at any time after the effectiveness of a certificate of amendment to the Certificate of Incorporation duly with the Secretary of State if Delaware that increases the authorized number of shares of Common Stock (the “Trigger Date”), and each share of Series B Preferred Stock shall be automatically converted into shares of Common Stock on the later of the Trigger Date or thirty (30) days after the conclusion of the second annual meeting of the stockholders of the Company following the date of this Certificate of Designation (such later date being referred to as the “Conversion Date”).  Any conversion under this Section III (a) shall entitle the each holder (a “Holder") of the Series B Preferred Stock to receive 1,000 shares of Common Stock for each share of Series B Preferred Stock (subject to appropriate adjustment for fractional shares of Series B Preferred Stock and in the event of any stock dividend, stock split, combination or other recapitalization). Upon the entire conversion of the Series B Preferred Stock, the Series B Preferred Stock shall be returned to the Company for cancellation.

(b)  To elect to convert Series B Preferred Stock into Common Stock a holder shall be required to give written notice of such election to the Company and surrender to the Company the certificates for the Series B Preferred Stock to be converted.  If required by the Company, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Company, duly executed by the registered holder of his, her or its attorney duly authorized in writing.

(c) Upon the Conversion Date all outstanding Series B Preferred Stock shall immediately convert into Common Stock.  Within ten (10) business days of the Conversion Date the Company shall provide notice to such holder of the Series B Preferred Stock that such conversion has occurred. Promptly following the receipt of such notice from the Company that the Series B Preferred Stock has been converted into Common Stock, the holder of the Series B Preferred Stock shall surrender the certificate or certificates for such shares of Series B Preferred Stock at the office of the Company's transfer agent (or at the principal office of the Company if the Company serves as its own transfer agent). If required by the Company, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Company, duly executed by the registered holder of his, her or its attorney duly authorized in writing.

(d)  The Company shall, as soon as practicable after the Conversion Date or any election to convert Series B Preferred Stock, and in all events within ten (10) business days of receipt of the certificate or certificates surrendered for conversion, issue and deliver at such office to such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled; provided however, that the Company shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon conversion of any Series B Preferred Stock until the Series B Preferred Stock is either delivered to the Company or any transfer agent for the Series B Preferred Stock or Common Stock, or the Holder notifies the Company that such Series B Preferred Stock has been lost, stolen or destroyed and provides an agreement reasonably acceptable to the Company to indemnify the Company from any loss incurred by it in connection therewith. No fractional shares of Common Stock shall be issuable upon a conversion hereunder and the number of shares to be issued shall be rounded up to the nearest whole share. If a fractional share interest arises upon any conversion hereunder, the Company shall eliminate such fractional share interest by causing to be issued to Holder an additional full share of Common Stock. The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly and validly authorized, issued and fully paid and nonassessable and issued in compliance with all applicable laws including United States federal and state securities laws. Such equity securities, when so issued and delivered in accordance with the provisions hereof, shall be free and clear of all liens and encumbrances and adverse claims, other than restrictions on transfer created by applicable securities laws or by agreement and will not have been issued in violation of any preemptive rights or rights of first refusal or similar rights.

(e) In case of any split or reclassification of the common stock, any conversion or consolidation or merger of the Company with or into another Person, the sale or transfer of all or substantially all of the assets of the Company or any compulsory share exchange, or any other action whatsoever, (each a “Reclassification Event”), then each holder of Series B Preferred Stock then outstanding shall have the right thereafter to convert such Series B Preferred Stock into the shares of stock and other securities and property receivable upon or deemed to be held by holders of common stock of the Company following such Reclassification Event, based on the  conversion rate of 1,000 shares of Common Stock for each share of Series B Preferred Stock (in the event the property is cash, then the Holder shall have the right to convert the Series B Preferred Stock, based on the  conversion rate of 1,000 shares of Common Stock for each share of Series B Preferred Stock, and receive cash in the same manner as other stockholders), so that the Holder shall be entitled upon such event to receive such amount of securities and property as the shares of the Common Stock into which such Series B Preferred Stock could have been converted immediately prior to such Reclassification Event would have been entitled. The terms of any such Reclassification Event shall include such terms so as to continue to give to the holder the right to receive the securities or property set forth in this Section III (e) upon any conversion following such Reclassification Event. This provision shall similarly apply to successive Reclassification Events.

(f) The issuance of certificates for shares of Common Stock on conversion of Series B Preferred Stock shall be made without charge to the Holder for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificate, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

IV.

Rank

The Series B Preferred Stock shall, as to the distribution of assets upon liquidation, dissolution or winding up of the Company, rank (i) prior to the Company's Common Stock; (ii) prior to any class or series of capital stock of the Company hereafter created that, by its terms, ranks junior to the Series B Preferred Stock ("Junior Securities"); (iii) junior to any class or series of capital stock of the Company hereafter created which by its terms ranks senior to the Series B Preferred Stock ("Senior Securities"); and (iv) pari passu with any other series of preferred stock of the Company hereafter created which by its terms ranks on a parity ("Pari Passu Securities") with the Series B Preferred Stock. Other than for a preference as to the distribution of assets upon liquidation, dissolution or winding up of the Company as set forth herein, the Series B Preferred Stock shall on an as converted basis rank pari passu with the Common Stock without preference.

V.

Liquidation Preference

(a) In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the Company, the Holders then outstanding shall be entitled to be paid out of the assets of the Company available for distribution to its shareholders, after and subject to the payment in full of all amounts required to be distributed to the holders of any class or series of stock of the Company ranking on liquidation prior and in preference to the Series B Preferred Stock, but before any payment shall be made to the holders of  Common Stock or any other Junior Shares, an amount equal to US$0.16 per share of Series B Preferred Stock, on a converted basis (i.e., an amount equal to US$0.16 per share per each share of Common Stock issuable upon conversion of the share of series B Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares). If upon any such liquidation, dissolution, or winding up of the Company the remaining assets of the Company available for distribution to its shareholders shall be insufficient to pay the Holders the full amount to which they shall be entitled, the Holders and any other class or series of stock ranking on liquidation on a parity with the Series B Preferred Stock shall share ratably in any distribution of the remaining assets and funds of the Company in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full. The Common Stock shall constitute Junior Shares hereunder and may not be converted into shares of any other class or series.

(b) After the payment of all preferential amounts required to be paid to the Holders and any other class or series of stock of the Company ranking on liquidation on a parity with the Series B Preferred Stock, upon the dissolution, liquidation or winding up of the Company, the Series B Preferred Stock shall participate (on an as-converted to Common Stock basis) with the holders of shares of Common Stock then outstanding in the remaining assets and funds of the Company available for distribution to its shareholders after the payment of any preferential amount otherwise payable on any capital stock of the Company.

(c) The consolidation or merger of the Company with or into any other corporation or corporations, or the reduction of the capital stock of the Company, or the sale of transfer by the Company of all or any part of its assets, shall be deemed to be liquidation of the Company.

VI.

Voting Rights

Except as otherwise required by law or as otherwise set forth herein, the holders of the Series B Preferred Stock shall be entitled to vote on all matters on which holders of Common Stock are entitled to vote, including, without limitation, the election of directors, and shall vote as one class with the holders of Common Stock. Each share of Series B Preferred Stock shall be entitled to one vote per each share of Common Stock into which such share of Series B Preferred Stock is then convertible, assuming that the shares of Common Stock have been duly authorized.

VII.

Appointment of Directors

(a)  Until the second annual meeting of the stockholders of the Company following the date of this Certificate of Designation the holders of Series B Preferred Stock, as a separate class, shall have the right to elect three (3) directors to the Board of Directors of the Company.

(b)  At the second annual meeting of the stockholder of the Company following the date of this Certificate of Designation the holders of Series B Preferred Stock, as a separate class, shall have the right to elect two (2) directors to the Board of Directors of the Company.

IN WITNESS WHEREOF, Unity Wireless Corporation has caused this Certificate to be signed by Ilan Kenig, its [_____________], and attested by [___________], its [______], this [___] day of [____], 2006.

UNITY WIRELESS CORPORATION

By:___________________________

Name: Ilan Kenig

Title: Executive Officer

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Exhibit 1(c)

NEITHER THIS SECURITY NOR THE SECURITIES FOR WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. UNLESS PERMITTED UNDER CANADIAN SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MAY NOT TRADE THIS SECURITY OR ANY SECURITY ISSUED IN RESPECT OF THIS SECURITY WITHIN CANADA BEFORE 4 MONTHS OF THE DATE OF THIS AGREEMENT.

UNITY WIRELESS CORPORATION

CLASS [__] WARRANT TO PURCHASE [______] SECURITIES OF THE COMPANY

 (Void after [____], 2009)

W -

THIS WARRANT CERTIFIES that, for value received, _____________ (the “Holder”), is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time from and after _________________ (the “Initial Exercise Date”) until the close of business on [____], [2009][three years from closing] (the “Termination Date”) but not thereafter, to subscribe for and purchase from Unity Wireless Corporation, a Delaware corporation (the “Company”), up to ____________ Warrant Shares (as defined below at the Exercise Price (as defined below). The Exercise Price and the number of Warrant Shares for which the Warrant is exercisable shall be subject to adjustment as provided herein. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in that certain Purchase Agreement dated [______] between the Company and Celletra Ltd. And the other persons and entities defined as the Sellers (the “Transaction Agreement”).

1.

Exercise of Warrant.

(a)

The Holder is entitled to purchase from the Company up to _______________ shares of common stock, par value $0.001 per share of the Company (the “Common Stock”), and in the event that there shall not be sufficient authorized shares of Common Stock, the holder may purchase one on thousandth (1/1000) of a share of Series B Preferred Stock for every deficient authorized share of Common Stock, as such number and ratio may be adjusted in accordance with the provisions set forth in the Certificate of designation of the Series B Preferred Stock. The shares purchased shall be referred to as the Warrant Shares.

(b)

The purchase price due any payable upon the purchase of each share of Common Stock (or 1/1000 share of Preferred Stock, as the case may be) shall be $[____]; such purchase price for the shares of Series B Preferred Stock shall be adjusted in accordance with any adjustments to the number of shares of Series B Preferred Shares issuable pursuant to Section 1(b) above. The purchase price shall be referred to as the Exercise Price.

(c)

Exercise of the purchase rights represented by this Warrant may be made at any time or times on or after the Initial Exercise Date and on or before the Termination Date by the surrender of this Warrant and the Notice of Exercise annexed hereto duly executed, at the office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder at the address of such Holder appearing on the books of the Company), and upon payment of the Exercise Price of the Warrant Shares thereby purchased by wire transfer or cashier’s check drawn on a United States bank, the Holder shall be entitled to receive a certificate for the number of Warrant Shares so purchased.

(d)

If this Warrant shall have been exercised in part, the Company shall, at the time of delivery of the certificate or certificates representing Warrant Shares, deliver to Holder a new Warrant evidencing the rights of Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

2.

[omitted]

3.

Charges, Taxes and Expenses. Issuance of certificates for Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event certificates for Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder; and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.

4.

Closing of Books. The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

5.

Transfer, Division and Combination.

(a)

Subject to compliance with any applicable securities laws and the conditions set forth on the face of this Warrant, hereof, this Warrant and all rights hereunder are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. A Warrant, if properly assigned, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.

(b)

If, at the time of the surrender of this Warrant in connection with any transfer of this Warrant, the transfer of this Warrant shall not be registered pursuant to an effective registration statement under the Securities Act and under applicable state securities or blue sky laws, the Company may require, as a condition of allowing such transfer (i) that the Holder or transferee of this Warrant, as the case may be, furnish to the Company a written opinion of counsel reasonably acceptable to the Company to the effect that such transfer may be made without registration under the Securities Act and under applicable state securities or blue sky laws, (ii) that the holder or transferee execute and deliver to the Company an investment letter in form and substance acceptable to the Company and (iii) that the transferee be either a non-US person (as used in Regulation S)  or an “accredited investor” as defined in Rule 501(a) promulgated under the Securities Act.

6.

No Rights as Shareholder Until Exercise. This Warrant does not entitle the Holder to any voting rights or other rights as a shareholder of the Company prior to the exercise hereof. Upon the surrender of this Warrant and the payment of the aggregate Exercise Price, the Warrant Shares so purchased shall be and be deemed to be issued to such Holder as the record owner of such shares as of the close of business on the later of the date of such surrender or payment.

7.

Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday, Sunday or a legal holiday in the State of New York, then such action may be taken or such right may be exercised on the next succeeding day not a Saturday, Sunday or legal holiday in the State of New York.

8.

Adjustments to Exercise Price and Number of Warrant Shares.  The number and kind of securities purchasable upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time upon the happening of any of the following. In case the Company shall (i) subdivide its outstanding shares of Common Stock into a greater number of shares, (ii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, or (iii) issue any shares of its capital stock in a reclassification of the Common Stock, then Exercise Price and the number of Warrant Shares purchasable upon exercise of this Warrant immediately prior thereto shall be appropriately adjusted.

9.

Reorganization, Reclassification, Transaction, Consolidation or Disposition of Assets. In case the Company shall reorganize its capital, reclassify its capital stock, consolidate or merge with or into another corporation or other entity (where the Company is not the surviving corporation or where there is a change in or distribution with respect to any class of common stock of the Company), or sell, transfer or otherwise dispose of all or substantially all its property, assets or business to another corporation or other entity and, pursuant to the terms of such reorganization, reclassification, merger, consolidation or disposition of assets, shares of common stock of the successor or acquiring corporation or other entity, or any cash, shares of stock or other securities or property of any nature whatsoever (including warrants or other subscription or purchase rights) in addition to or in lieu of common stock of the successor or acquiring corporation or other entity (“Other Property”), are to be received by or distributed to the holders of Common Stock of the Company, then the Holder shall have the right thereafter to receive, upon exercise of this Warrant, the number of shares of common stock of the successor or acquiring corporation or other entity or of the Company, if it is the surviving corporation, and Other Property receivable upon or as a result of such reorganization, reclassification, merger, consolidation or disposition of assets by a Holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such event. In case of any such reorganization, reclassification, merger, consolidation or disposition of assets, the successor or acquiring corporation (if other than the Company) and, if an entity different from the successor or acquiring corporation, the entity whose common stock or Other Property the holders of Common Stock are entitled to receive as a result of such transaction, shall expressly assume the due and punctual observance and performance of each and every covenant and condition of this Warrant to be performed and observed by the Company and all the obligations and liabilities hereunder, subject to such modifications as may be deemed appropriate (as determined in good faith by resolution of the Board of Directors of the Company) in order to provide for adjustments of Warrant Shares for which this Warrant is exercisable which shall be as nearly equivalent as practicable to the adjustments provided for in this Section. For purposes of this Section, “common stock of the successor or acquiring corporation” shall include stock of such corporation of any class which is not preferred as to dividends or assets over any other class of stock of such corporation and which is not subject to redemption and shall also include any evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable for any such stock, either immediately or upon the arrival of a specified date or the happening of a specified event and any warrants or other rights to subscribe for or purchase any such stock. The foregoing provisions of this Section shall similarly apply to successive reorganizations, reclassifications, mergers, consolidations or disposition of assets.

10.

Authorized Shares. The Company covenants that during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for (or facilitate electronic delivery of) the Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the principal Trading Market upon which the Common Stock may be listed.

11.

Miscellaneous.

(a)

This Warrant and all amendments thereof shall be governed by and construed in accordance with the law of the State of Delaware applicable to contracts made and to be performed therein.

(b)

 The parties consent to the exclusive jurisdiction of the Israel courts in any action arising out of or connected in any way with this Warrant, and the parties hereto further agree that the service of process or of any other papers upon them or any of them in the manner provided for notices hereunder shall be deemed good, proper and effective service upon them.

(c)

Restrictions. The Holder acknowledges that the Warrant and the Warrant Shares acquired upon the exercise of this Warrant, until registered for resale under the Securities Act, will have legends imprinted upon any stock certificates evidencing such Warrant Shares and the Company will notify its transfer agent of restrictions upon resale imposed by the applicable state and federal securities laws.

(d)

Notices. Any notice, request or other document required or permitted to be given or delivered to the Holder by the Company shall be delivered in accordance with the notice provisions of the Purchase Agreement; provided, upon any permitted assignment of this Warrant, the assignee shall promptly provide the Company with its contact information.

(e)

Amendment. This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder.

(f)

Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized.

Dated: ______, 2006

UNITY WIRELESS CORPORATION

By:

Name:

Title:

Acknowledged by:

_________________________

Name of Holder

By:_______________________________

        Name:

        Title:

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NOTICE OF EXERCISE

To:

Unity Wireless Corporation

1.

The undersigned hereby elects to purchase ________ Warrant Shares of Unity Wireless Corporation pursuant to the terms of the attached Warrant, and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

2.

Please issue a certificate or certificates representing said Warrant Shares in the name of the undersigned or in such other name as is specified below:

The Warrant Shares shall be delivered to the following:

3.

Accredited Investor. The undersigned is an “accredited investor” as defined in Regulation D promulgated under the Securities Act of 1933, as amended.

[PURCHASER]

By:

Name:

Title:

- - # - -

ASSIGNMENT FORM

(To assign the foregoing warrant, execute this form and supply required information.
Do not use this form to exercise the warrant.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

, whose address is:

Dated:

, 200_

Holder’s Signature:

Holder’s Address:

Signature Guaranteed:

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.